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AVERY DENNISON CORPORATION
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AVERY DENNISON CORPORATION
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Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103

Notice of Annual Meeting of Stockholders To be held April 23, 2009

To the Stockholders:

The Annual Meeting of Stockholders of Avery Dennison Corporation will be held at 150 North Orange Grove Boulevard, Pasadena, California, on Thursday, April 23, 2009, at 1:30 p.m. for the following purposes:

1. To elect four directors to hold office for a term of three years and until their successors are elected and have qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on January 2, 2010;

3. To consider and vote upon a proposal to approve the Senior Executive Annual Incentive Plan; and

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

In accordance with the Bylaws, the Board of Directors has fixed the close of business on Monday, February 23, 2009, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Susan C. Miller Secretary

Pasadena, California Dated: March 12, 2009

Whether or not you presently plan to attend the Annual Meeting, in order to ensure your representation, please vote by telephone or by using the Internet as instructed on the enclosed proxy card, or complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (which does not require postage if mailed in the United States). If you attend the meeting and wish to vote in person, your proxy will not be used.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PROXY STATEMENT
ELECTION OF DIRECTORS (Proxy Item 1)
2009 NOMINEES
CONTINUING DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
DIRECTOR COMPENSATION FOR 2008
EXECUTIVE COMPENSATION -- COMPENSATION DISCUSSION AND ANALYSIS
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR 2008
OUTSTANDING EQUITY AWARDS FOR 2008
OPTION EXERCISES AND STOCK VESTED FOR 2008
PENSION BENEFITS FOR 2008
NONQUALIFIED DEFERRED COMPENSATION(1) FOR 2008
EQUITY COMPENSATION PLAN INFORMATION
RELATED PARTY TRANSACTIONS
VOTING SHARES
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proxy Item 2)
AUDIT COMMITTEE REPORT
PROPOSAL TO APPROVE SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN (Proxy Item 3)
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D

AVERY DENNISON CORPORATION
150 North Orange Grove Boulevard
Pasadena, California 91103

PROXY STATEMENT

This proxy statement is furnished to the stockholders on behalf of the Board of Directors of Avery Dennison Corporation, a Delaware corporation (hereinafter called “Avery Dennison” or the “Company”), for solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2009, at 1:30 p.m. and at any and all adjournments and postponements thereof. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by delivering a later dated proxy, by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting, or by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors also will determine whether or not a quorum is present. At the Annual Meeting: (i) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum; (ii) there is no cumulative voting and the director nominees receiving a majority of the votes cast (in uncontested elections) will be elected (for purposes of determining the vote required to elect directors, “a majority of the votes cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the total votes cast with respect to that director and votes cast shall include votes to withhold authority (which shall be treated as votes “against” the election of that director) and exclude abstentions with respect to that director’s election); and (iii) for all matters other than the election of directors, the affirmative vote of the majority in voting power of the shares represented at the Annual Meeting and entitled to vote on the matter shall be the act of the stockholders and, therefore, proxies that reflect abstentions as to a particular proposal will have the same effect as a vote against that proposal and proxies that reflect broker non-votes will also have no effect on the vote. The Company has retained D. F. King & Co., Inc. to assist in soliciting proxies for this meeting at a fee estimated at $11,000 plus out of pocket expenses. Expenses incident to the preparation and mailing of the notice of meeting, proxy statement and form of proxy are to be paid by the Company. This proxy statement is to be mailed to stockholders on or about March 12, 2009.

The purpose of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting. In addition to the election of four directors and ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company, the Senior Executive Annual Incentive Plan will be submitted for approval by the Company’s stockholders.

As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to these proxies in respect of any such other business in accordance with the best judgment of the persons acting under these proxies. See “GENERAL — Stockholder Proposals.”

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on April 23, 2009.

The Proxy Statement and the Annual Report to Stockholders
are available at www.investors.averydennison.com

ELECTION OF DIRECTORS (Proxy Item 1)

The Bylaws of the Company presently provide for eleven directors, divided into three classes. Four directors are to be elected at the 2009 Annual Meeting and will hold office until the Annual Meeting in 2012 and until their successors are elected and have qualified. It is intended that the persons so appointed in the enclosed proxy will, unless authority is withheld, vote for the election of the four nominees proposed by the Board of Directors, all of whom are presently directors of the Company. In voting for the election of directors, each share has one vote for each position to be filled. All of the nominees have consented to being named herein and to serve if elected. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy may be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly.

The following information, which has been provided by the directors, shows for each of the nominees for election to the Board of Directors and for each director whose term continues, his or her name, age and principal occupation or employment during the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is or was carried on, the period during which such person has served as a director of the Company and the year in which each continuing director’s present term as director expires.

2009 NOMINEES

The Board of Directors recommends a vote FOR the four nominees below.

John T. Cardis, age 67. Mr. Cardis is a private investor. In May 2004, Mr. Cardis retired as National Managing Partner — Global Strategic Clients of Deloitte & Touche USA LLP, an audit, tax, consulting and financial advisory service company. From 1991 through June 1999, Mr. Cardis served as Office Managing Partner, Los Angeles, for Deloitte & Touche. He was also a member of the executive committee and a member of the board of directors. He also is a director of Edwards Lifesciences Corporation, a cardiovascular disease treatment company. He has been a director of Avery Dennison Corporation since October 2004.

David E.I. Pyott, age 55. Since February 2006, Mr. Pyott has been Chairman and Chief Executive Officer of Allergan, Inc., a global healthcare company. From April 2001 through January 2006, Mr. Pyott was Chairman, President and Chief Executive Officer and from January 1998 through March 2001, he was President and Chief Executive Officer of Allergan. He is also a director of Edwards Lifesciences Corporation, a cardiovascular disease treatment company. He has been a director of Avery Dennison Corporation since November 1999.

Dean A. Scarborough, age 53. Since May 2005, Mr. Scarborough has been President and Chief Executive Officer of Avery Dennison Corporation, a global leader in pressure-sensitive technology. From May 2000 through April 2005, Mr. Scarborough served the Company as President and Chief Operating Officer. From November 1999 through April 2000, Mr. Scarborough served the Company as Group Vice President, Fasson Roll Worldwide. Prior to November 1999, Mr. Scarborough held other executive positions with the Company. He is also a director of Mattel Corporation, a manufacturer and marketer of toys and family products. He has been a director of Avery Dennison Corporation since May 2000.

Julia A. Stewart, age 53. Since June 2008, Ms. Stewart has been Chairman and Chief Executive Officer of DineEquity, Inc. (formerly IHOP Corporation), which owns, operates and franchises the IHOP and Applebee’s restaurant chains. From May 2006 through May 2008, Ms. Stewart was Chairman and Chief Executive Officer, and from May 2002 through April 2006, Ms. Stewart was President, Chief Executive Officer and Chief Operating Officer of IHOP. She has been a director of Avery Dennison Corporation since January 2003.

CONTINUING DIRECTORS

Peter K. Barker, age 60. Mr. Barker is a private investor. From November 1982 through November 1998, Mr. Barker was a partner in Goldman Sachs & Company, an investment banking, securities and investment management firm. He is also a director of Fluor Corporation, an engineering, procurement, construction, and maintenance services company, and GSC Investment Company, a business development company. He has been a director of Avery Dennison Corporation since January 2003. His present term expires in 2011.

Richard M. Ferry, age 71. Mr. Ferry is a private investor. Since July 2001, Mr. Ferry has been Founder Chairman of Korn/Ferry International, an international executive search firm. In June 2001, Mr. Ferry retired as Chairman of Korn/Ferry, a position he had held since May 1997; and in June 2002, he left the board. From May 1991 through May 1997, Mr. Ferry was Chairman and Chief Executive Officer of Korn/Ferry. He is also a director of Pacific Mutual Holding Company, the parent of Pacific Life Insurance Company, a provider of life insurance, annuities and mutual funds. He has been a director of Avery Dennison Corporation since December 1985. His present term expires in 2011.

Ken C. Hicks, age 56. Since January 2005, Mr. Hicks has been President and Chief Merchandising Officer of J.C. Penney Company, Inc., a retailing company. From July 2002 through December 2004, Mr. Hicks was President, Chief Operating Officer of J.C. Penney Company. From January 1999 through February 2002, he was President of Payless ShoeSource, Inc. He is also a director of J.C. Penney Company. He has been a director of Avery Dennison Corporation since July 2007. His present term expires in 2011.

Kent Kresa, age 70. Since December 2005, Mr. Kresa has served as non-executive Chairman of Avery Dennison Corporation; since October 2003, he has been Chairman Emeritus of Northrop Grumman Corporation, an aeronautics and defense systems manufacturer. In October 2003, Mr. Kresa retired as Chairman of Northrop Grumman, a position he had held since September 1990. From September 1990 through March 2003, he served as Chairman and Chief Executive Officer of Northrop Grumman. He is also a director of Fluor Corporation, an engineering, procurement, construction, and maintenance services company; General Motors Corporation, an automotive manufacturer; and Mannkind Corporation, a pharmaceutical manufacturer. He has been a director of Avery Dennison Corporation since February 1999. His present term expires in 2011.

Rolf Börjesson, age 66. Since May 2008, Mr. Börjesson has been the Retired Chairman of Rexam PLC, a worldwide consumer packaging company in London, United Kingdom. From May 2004 through April 2008, Mr. Börjesson was non-executive Chairman of Rexam. From 1996 through May 2004, Mr. Börjesson served as Chief Executive Officer of Rexam. He is also a director of SCA AB (Svenska Cellulosa Aktiebolaget), a pulp and paper manufacturer based in Stockholm, Sweden and Huhtamäki Oyj, a manufacturer of consumer and specialty packaging based in Espoo, Finland. He has been a director of Avery Dennison Corporation since January 2005. His present term expires in 2010.

Peter W. Mullin, age 68. Since November 2008, Mr. Mullin has been Chairman Emeritus of MullinTBG, an executive compensation, benefit planning and corporate insurance consulting firm. From March 2006 through October 2008, Mr. Mullin was Chairman of MullinTBG; prior to March 2006, he was Chairman of Mullin Consulting, Inc.; and prior to July 2003, Mr. Mullin also served as Chief Executive Officer of Mullin Consulting. He has been a director of Avery Dennison Corporation since January 1988. His present term expires in 2010.

Patrick T. Siewert, age 53. Since April 2007, Mr. Siewert has been a Managing Director for The Carlyle Group, an investment company. From February 2006 through March 2007, Mr. Siewert was a Senior Advisor to The Coca-Cola Company, a worldwide beverage company. From August 2001 through March 2007, Mr. Siewert was Group President, Asia The Coca-Cola Company. He is also a director of Computime Group Ltd., a manufacturer of home and commercial control products in Hong Kong. He has been a director of Avery Dennison Corporation since April 2005. His present term expires in 2010.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of the Company’s common stock beneficially owned by each director of the Company and each of the executive officers named on page 10, and the aggregate number of such shares beneficially owned by all directors and executive officers as of December 31, 2008.

	Amount and
	Nature of
	Beneficial		Percent
Name	Ownership(1)		of Class

Dean A. Scarborough	678,755	(3)	(2)
Richard M. Ferry	59,138	(4)	(2)
Peter W. Mullin	94,135	(5)	(2)
Kent Kresa	49,587	(6)	(2)
David E.I. Pyott	40,583	(7)	(2)
Julia A. Stewart	25,790	(8)	(2)
Peter K. Barker	26,430	(9)	(2)
John T. Cardis	17,053	(10)	(2)
Rolf Börjesson	12,750	(11)	(2)
Patrick T. Siewert	17,600	(12)	(2)
Ken C. Hicks	7,534	(13)	(2)
Daniel R. O’Bryant	306,201	(14)	(2)
Robert G. van Schoonenberg	380,098	(15)	(2)
Timothy S. Clyde	250,632	(16)	(2)
Robert M. Malchione	283,986	(17)	(2)
All Directors and Executive Officers as a Group (23 persons, including those named)	2,794,056	(18)	2.6%

(1)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have voting and/or investment power with respect to such shares. Exercise prices for stock options on shares range from $49.44 to $67.80.

(2)	Less than 1%.

(3)	Includes 591,600 shares with respect to which Mr. Scarborough holds options exercisable within 60 days from December 31, 2008. Also includes 137 shares held by Mrs. Scarborough, as to which Mr. Scarborough disclaims beneficial ownership, and 2,583 shares issuable under stock units designated for Mr. Scarborough under the Company’s Capital Accumulation Plan (“CAP”) trust.

(4)	Includes 17,000 shares with respect to which Mr. Ferry holds options exercisable within 60 days from December 31, 2008. Also includes 2,372 stock units designated for Mr. Ferry under the Director Deferred Equity Compensation Program (“DDECP”). Also includes 1,500 shares issuable under stock units designated for Mr. Ferry under the CAP trust.

(5)	Includes 17,000 shares with respect to which Mr. Mullin holds options exercisable within 60 days from December 31, 2008. Also includes 750 shares issuable under stock units designated for Mr. Mullin under the CAP trust. Also includes 3,000 shares held by Mrs. Mullin (405 shares of which are held in a trust), as to which Mr. Mullin disclaims beneficial ownership.

(6)	Includes 22,000 shares with respect to which Mr. Kresa holds options exercisable within 60 days from December 31, 2008. Also includes 23,637 stock units designated for Mr. Kresa under the DDECP.

(7)	Includes 22,000 shares with respect to which Mr. Pyott holds options exercisable within 60 days from December 31, 2008. Also includes 14,833 stock units designated for Mr. Pyott under the DDECP.

(8)	Includes 14,000 shares with respect to which Ms. Stewart holds options exercisable within 60 days from December 31, 2008. Also includes 8,640 stock units designated for Ms. Stewart under the DDECP.

(9)	Includes 14,000 shares with respect to which Mr. Barker holds options exercisable within 60 days from December 31, 2008. Also includes 2,280 stock units designated for Mr. Barker under the DDECP.

(10)	Includes 12,000 shares with respect to which Mr. Cardis holds options exercisable within 60 days from December 31, 2008. Also includes 303 stock units designated for Mr. Cardis under the DDECP.

(11)	Includes 10,000 shares with respect to which Mr. Börjesson holds options exercisable within 60 days from December 31, 2008.

(12)	Includes 10,000 shares with respect to which Mr. Siewert holds options exercisable within 60 days from December 31, 2008.

(13)	Includes 3,500 shares with respect to which Mr. Hicks holds options exercisable within 60 days from December 31, 2008. Also includes 1,284 stock units designated for Mr. Hicks under the DDECP.

(14)	Includes 256,043 shares with respect to which Mr. O’Bryant holds options exercisable within 60 days from December 31, 2008. Also includes 33,555 shares of restricted stock that are scheduled to vest in two equal installments on April 1, 2009 and August 14, 2012.

(15)	Includes 337,650 shares with respect to which Mr. van Schoonenberg holds options exercisable within 60 days from December 31, 2008.

(16)	Includes 240,420 shares with respect to which Mr. Clyde holds options exercisable within 60 days from December 31, 2008.

(17)	Includes 270,659 shares with respect to which Mr. Malchione holds options exercisable within 60 days from December 31, 2008.

(18)	Includes 2,359,810 shares with respect to which all executive officers and directors as a group hold options exercisable within 60 days from December 31, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”) requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required for such Insiders, the Company believes that, during the 2008 fiscal year, Insiders complied with the Section 16(a) filing requirements applicable to Insiders, except as follows: certain grants of restricted stock units were not included on Form 4s for Messrs. Bond, Butier, Clyde, Nolan and van Schoonenberg and Ms. Hill, but each of them subsequently filed, or amended a previously-filed, Form 4 to report such grants (which encompassed one such grant and report for Messrs. Bond, Butier, Clyde, Nolan and van Schoonenberg, and two such grants and reports for Ms. Hill); certain holdings of restricted stock units were not included on Form 3s that were filed by Messrs. Bond, Butier and Hemmelgarn and Ms. Miller at the time they became reporting persons under Section 16 of the Exchange Act, and accordingly each of them filed an amended Form 3 to report such holdings; and Ms. Dixon filed a late Form 4 to report a deemed sale of shares arising from a fund transfer election under the Company’s employee savings (401(k)) plan.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During 2008, there were seven meetings of the full Board of Directors (“Board”) and seventeen meetings of committees of the Board. All of the Avery Dennison directors attended at least 75% of the aggregate number of meetings of the Board and meetings of Board committees (of which they were members) held during the time they served on the Board or committees. The Company has a policy of encouraging directors to attend the Annual Meeting of Stockholders, and ten of the directors attended the 2008 Annual Meeting.

After review and discussion of the relevant facts and circumstances for each director, including any relationships with Avery Dennison, the Board has determined that the following directors, who (i) have no material relationships with Avery Dennison, and (ii) meet the Board’s categorical independence standards for directors (which are attached as Exhibit A), are independent based on the NYSE listing standards: Peter K. Barker, Rolf Börjesson, John T. Cardis, Richard M. Ferry, Ken C. Hicks, Kent Kresa, David E.I. Pyott, Patrick T. Siewert and Julia A. Stewart. These nine directors constitute a majority of the Board. As a part of its independence determinations, the Board considered sales and purchases of products and services, in the ordinary course of business, between the Company and its subsidiaries and the companies at which some of the Company’s directors were officers during 2008. However, the amounts paid to or received from these companies during the last three years did not come close to the 2% threshold in the Board’s independence standards for these nine directors. The Board also determined that none of these relationships impaired the independence of these nine directors.

Corporate Governance

The Board and Avery Dennison management have taken a number of steps to enhance the Company’s corporate governance policies and procedures, and to comply with the Sarbanes-Oxley Act, as well as the NYSE listing standards. There is a corporate governance section on the Company’s Web site, which includes key information about the Company’s corporate governance. You can access this information by going to www.averydennison.com, selecting the “Investors / Corporate Governance” section to find the Company’s Corporate Governance Guidelines; Charters for the Audit, the Compensation and Executive Personnel, and the Nominating and Governance Committees; Code of Ethics and Business Conduct for Directors, Officers and Employees; Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and the Audit Committee Complaint Procedures. The Company’s Web site address provided above is not intended to function as a hyperlink, and the information on the Company’s Web site is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

On December 1, 2005, the Board elected Kent Kresa as non-executive Chairman. Mr. Kresa presides at executive sessions of the Board. During 2008, the Board held five executive sessions with non-management directors only during regularly scheduled Board meetings, including one executive session with independent directors only. Stockholders and other interested parties may write to Mr. Kresa concerning matters other than accounting and auditing matters c/o Secretary, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103. Stockholders may also write to John T. Cardis, Chairman of the Audit Committee, regarding accounting and auditing matters c/o Secretary at the same address.

Standing Committees of the Board of Directors

The Audit Committee, which is composed of the following independent directors: John T. Cardis (Chairman), Peter K. Barker, Richard M. Ferry, Ken C. Hicks and Kent Kresa, met three times during 2008. The Audit Committee also held four teleconference reviews prior to the Company’s issuing its quarterly and annual news releases concerning financial results. The Audit Committee is appointed by the Board to assist the Board with its oversight responsibilities in monitoring (i) the integrity of the financial statements of the Company; (ii) the independent auditors’ qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) the compliance by the Company with legal and regulatory requirements. A copy of the Audit Committee Charter is available on the Company’s Web site. The Board has designated Mr. Cardis and Mr. Barker as “audit committee financial experts” (as defined by applicable SEC regulations). The Board has determined that each of the members of the Audit Committee is “independent” (as defined by applicable SEC regulations).

The Compensation and Executive Personnel Committee (“Compensation Committee”), which is composed of the following independent directors: David E.I. Pyott (Chairman), Peter K. Barker, Richard M. Ferry and Julia A. Stewart, met seven times during 2008. The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s directors, Chairman, and Chief Executive Officer (“CEO”) and other executive officers. The Compensation Committee has overall responsibility for approving and evaluating compensation plans, policies and programs of the Company, as they affect the directors, CEO and executive officers. In addition, the Compensation Committee reviews plans and candidates for succession to CEO and other executive officers. The Compensation Committee is also responsible for providing a report concerning its review of the Compensation Discussion and Analysis section of this annual proxy statement. A copy of the Compensation Committee’s Charter is available on the Company’s Web site.

The Ethics and Conflict of Interest Committee, which is composed of the following directors: Julia A. Stewart (Chairman), Rolf Börjesson, John T. Cardis, Kent Kresa and Patrick T. Siewert, met twice during 2008. The functions of the Ethics and Conflict of Interest Committee are to survey, monitor and provide counsel as to the business relationships, affiliations and financial transactions of directors, officers and key employees, as they may relate to possible conflicts of interest or to the Company’s Legal and Ethical Conduct Policy; monitor the Company’s compliance program; and report and make recommendations to the Board in instances where it is believed that possible violations of Company policy could exist.

The Finance Committee, which is composed of the following directors: Peter K. Barker (Chairman), Rolf Börjesson, John T. Cardis, Peter W. Mullin and Patrick T. Siewert, met once during 2008. The functions of the Finance Committee are to assist the Board in consideration of matters relating to the financial affairs and capital requirements of the Company; provide an overview of the financial planning and policies of the Company; and review significant borrowings and changes in the financial structure of the Company.

The Nominating and Governance Committee (“Nominating Committee”), which is composed of the following independent directors: Richard M. Ferry (Chairman), Rolf Börjesson, Ken C. Hicks, David E.I. Pyott and Julia A. Stewart, met three times during 2008. The Nominating Committee is appointed by the Board (i) to assist the Board by identifying individuals qualified to become Board members consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of stockholders, as well as between annual meetings when appropriate; (ii) to review and recommend to the Board, the Company’s Corporate Governance Guidelines; (iii) to oversee the evaluations of the Board and management (related to corporate governance); and (iv) to recommend to the Board director nominees for each committee. A copy of the Nominating Committee’s Charter is available on the Company’s Web site. The Nominating Committee has a process under which all director candidates are evaluated. The Nominating Committee uses certain criteria in evaluating any candidate’s capabilities to serve as a member of the Board including: attendance, independence, number of other board directorships, time commitments, education, conflict of interest, senior management experience with a multinational business or other organization with the size, scope, and complexity of the Company, as well as an ability and desire to contribute to the oversight and governance of the Company and to represent the balanced interests of stockholders as a whole, rather than those of special interest groups. Further, the Nominating Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries and in functional areas, such as finance, manufacturing, technology, and investing. Sources for identifying potential nominees include members of the Nominating Committee, other Board members, executive officers of the Company, third-party search firms, and stockholders. Stockholders desiring to make recommendations concerning new directors should submit the candidate’s name, together with biographical information and professional experience, and the candidate’s written consent to nomination c/o Secretary, Nominating and Governance Committee of the Board of Directors, Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103. Stockholders wishing to nominate new directors for election at an annual meeting must comply with the requirements described under the heading “GENERAL — Stockholder Proposals” on page 46.

In addition to the standing committees noted above, the Board has an Ad Hoc Committee, which is composed of the following directors: Kent Kresa (Chairman) and David E.I. Pyott, that met once during 2008. The Ad Hoc Committee is appointed by the Board and has been assigned the oversight responsibility for, and is empowered to take action (or if deemed appropriate to make recommendations to the Board) with respect to, the Company’s response to pending competitive practices related litigation.

DIRECTOR COMPENSATION FOR 2008

The following table provides information regarding compensation earned by the Company’s non-employee directors during 2008:

					Change in
	Fees				Pension
	Earned			Non-Equity	Value and
	or Paid	Stock	Option	Incentive Plan	NQDC	All Other
Name	in Cash(2)	Awards(3)	Awards(4)	Compensation	Earnings(5)	Compensation(6)	Total

Peter K. Barker	$93,500	$32,948	$29,146	—	—	$10,000	$165,594
Rolf Börjesson	$71,500	$32,948	$29,146	—	—	—	$133,594
John T. Cardis	$92,000	$32,948	$29,146	—	—	$10,000	$164,094
Richard M. Ferry	$97,500	$32,948	$29,146	—	$133,741	$10,000	$303,335
Ken C. Hicks	$76,000	$32,948	$52,297	—	—	$10,000	$171,245
Kent Kresa(1)	$244,000	$32,948	$29,146	—	—	$10,000	$316,094
Peter W. Mullin	$67,000	$32,948	$29,146	—	$1,609	$10,000	$140,703
David E.I. Pyott	$92,500	$32,948	$29,146	—	$7,132	$10,000	$171,726
Patrick T. Siewert	$70,000	$32,948	$29,146	—	—	—	$132,094
Julia A. Stewart	$89,500	$32,948	$29,146	—	—	$7,500	$159,094

(1)	Mr. Kresa serves as Chairman. His annual retainer is $220,000.

(2)	Amounts represent retainers and meeting fees earned by the directors in 2008. The annual retainer for all non-employee directors (except for Mr. Kresa) is $55,000. Directors may elect to defer all or a portion of their fees into the Director Variable Deferred Compensation Plan (“DVDCP”) or the DDECP.

(3)	Amounts represent the value of the stock awards made on June 30, 2008 (750 shares at $43.93).

(4)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation expense recognized by the Company in the 2008 Consolidated Statement of Income for stock options granted to directors in 2008 and in prior years, calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” Options vest in equal installments on the first two anniversaries of the grant date and expire after ten years. As of December 31, 2008, the directors held stock options as follows: Mr. Barker – 15,000; Mr. Börjesson – 11,000; Mr. Cardis – 13,000; Mr. Ferry – 18,000; Mr. Hicks – 7,000; Mr. Kresa – 23,000; Mr. Mullin – 18,000; Mr. Pyott – 23,000; Mr. Siewert – 11,000; and Ms. Stewart – 15,000.

(5)	NQDC means Nonqualified Deferred Compensation. For Mr. Ferry and Mr. Mullin, the amounts reflect above-market earnings during fiscal year 2008 on fees that were deferred prior to fiscal year 2008 under two legacy plans (the fixed-rate alternatives that were frozen prior to 2008 and are no longer open for additional Company or director contributions): the Director Deferred Compensation Plan and/or the DVDCP. For Mr. Pyott, the amount represents the change in present value of his director retirement plan benefit; this plan was frozen effective December 31, 2002.

(6)	Reflects amounts of Company matching gifts for director’s contributions to the United Way and/or to educational institutions; the maximum Company match is $10,000.

As President and CEO of the Company, Mr. Scarborough receives no fees for services rendered in his capacity as a director. Each non-employee director is paid an annual retainer fee of $55,000; the non-executive Chairman is paid an annual retainer of $220,000. Directors are paid attendance fees of $1,500 per Board meeting attended, and $2,000 per committee meeting attended as Chairman of a committee or $1,500 per committee meeting attended as a member of the committee (whether it is a standing or an ad hoc committee). The Chairmen of the Audit and the Compensation Committees are each also paid an annual retainer fee of $10,000; the Chairmen of the Finance, the Nominating and Governance, and the Ethics and Conflict of Interest Committees are each paid an annual retainer fee of $5,000. Committee members are also paid $1,500 for teleconferences. See Exhibit B for a summary of non-employee director compensation. Under the DVDCP, fees that are deferred accrue earnings at the rate of return of certain bond and equity investment funds managed by an insurance company. Under the DDECP, directors may defer fees into stock units, which will be paid out in shares of Company stock at retirement. As of December 31, 2008, the following directors held stock units in the DDECP: Mr. Barker – 2,280; Mr. Cardis – 303; Mr. Ferry – 2,372; Mr. Hicks – 1,284; Mr. Kresa – 23,637; Mr. Pyott – 14,833; and Ms. Stewart – 8,640. The Company has a matching gift program under which the Company will match an amount of up to $10,000 that a director contributes to charitable and/or educational institutions.

Each non-employee director received a stock award of 750 shares of the Company’s common stock on June 30, 2008, as a portion of their director compensation. Non-employee directors also participate in the Director Equity Plan, which provides for each non-employee director to receive a 5,000 stock option grant upon joining the Board, and an annual grant of 2,000 stock options thereafter. In February 2008, options to purchase a total of 20,000 shares (2,000 options for each non-employee director) of Company stock were granted to the non-employee directors under this plan. When stock options are granted, the option price is 100% of the fair market value of the Company’s common stock on the date of grant. All options granted have a term of ten years, and become exercisable in two equal installments on the first and second anniversaries of the grant date, except that all options held by a director, which are otherwise unexercisable on the date the director retires at or after age 72, will become fully exercisable on the date of such retirement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the Company’s compensation programs. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation” is a series of tables containing information about the compensation for the following individuals, whom the Company refers to as named executive officers, or NEOs, of the Company:

•	Dean A. Scarborough, President and Chief Executive Officer

•	Daniel R. O’Bryant, Executive Vice President, Finance and Chief Financial Officer (“CFO”)

•	Robert G. van Schoonenberg, Executive Vice President and Chief Legal Officer(*)

•	Timothy S. Clyde, Group Vice President, Specialty Materials and Converting

•	Robert M. Malchione, Senior Vice President, Corporate Strategy and Technology

The discussion below is intended to help in understanding the detailed information provided in those tables and put that information into context within the Company’s overall compensation program.

ROLE OF COMPENSATION COMMITTEE & EXECUTIVE OFFICERS

The Compensation Committee is appointed by the Board to manage the Board’s responsibilities relating to the compensation of the Company’s directors, CEO, other NEOs and other executive officers.

The Compensation Committee’s major responsibilities are to:

1. Review and approve Company objectives and goals related to CEO compensation annually, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s overall compensation level based on this evaluation. In determining the incentive components of the CEO’s compensation, the Compensation Committee considers the Company’s performance and strategic direction and the value incentive awards to CEOs at companies of similar size.

2. Review and approve the annual base salary increases and annual bonus awards of the other executive officers, as well as long-term cash and equity-based incentive awards. In addition, the Compensation Committee provides periodic reports and makes recommendations to the Board on the Company’s compensation program for the other executive officers. The Compensation Committee also reviews and approves employment agreements, special or supplemental compensation and benefits for the CEO and other executive officers, including supplemental retirement benefits and perquisites.

(*)  Mr. van Schoonenberg retired from the Company at the end of 2008.

3. Select, retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for directors, the CEO and other executive officers. The Compensation Committee has sole authority to approve the consultant’s fees and other terms and conditions.

4. Conduct an annual evaluation of, and make periodic reports to, the Board on succession planning for the CEO and the CEO’s direct reports. To that end, the Compensation Committee meets annually to review and discuss succession planning for the CEO and other executive officers.

5. Review the Compensation Committee Charter annually and recommend any proposed changes to the Board for approval.

The Compensation Committee has retained the services of Watson Wyatt Worldwide (“Watson Wyatt”), an independent executive compensation consultant, to assist the Compensation Committee in determining the overall compensation program. During 2008, Watson Wyatt continued its review of the Company’s executive compensation program, including the annual bonus and long-term incentive plans. As a result of this review, the Compensation Committee determined that the cash Long-Term Incentive Plan (“LTIP”) program be phased out at the end of the 2006 - 2008 Employee performance cycle. In 2008, the CEO and other NEOs were eligible to receive stock options and performance units (“PUs”) under the Employee Stock Option and Incentive Plan, which are targeted to represent approximately 60% and 40%, respectively, of their long-term incentive opportunity.

The Chairman reviews and evaluates the CEO’s annual performance and makes compensation recommendations to the Compensation Committee concerning salary and incentive awards for the CEO. The CEO makes compensation recommendations, including salary adjustments and incentive awards, to the Compensation Committee, for the other NEOs and other executive officers based on the CEO’s annual review of each officer’s performance. These recommendations are presented to the Compensation Committee for review and approval. The Compensation Committee may exercise its discretion in modifying recommended salary adjustments or incentive awards.

The CEO and the Senior Vice President and Chief Human Resources Officer, and in some cases the CFO, participate during portions of Compensation Committee meetings to:

•	review and recommend performance objectives and goals for the annual bonus and long-term incentive plans

•	review performance against goals for the annual bonus and long-term incentive plans

•	review changes to the executive compensation program

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Board believes that hiring and retaining effective leaders and providing appropriate incentives for executives are essential to the Company’s success in the marketplace and to creating an attractive investment for stockholders. The Compensation Committee of the Board has responsibility for establishing and implementing the Company’s executive compensation program.

The Compensation Committee has established a compensation strategy and supporting plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals and to the appreciation in the Company’s stock price. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the Company’s near- and long-term goals, to link the interests of executives and stockholders through equity-based plans and to provide a compensation program that recognizes individual contributions, as well as overall business results.

SETTING EXECUTIVE COMPENSATION

The Compensation Committee has established a total direct compensation positioning strategy for executive officers around the 65th percentile of companies similar in size, global scope and complexity with which the

Company may compete for executive talent. “Total direct compensation” is base salary plus annual bonus (based on market reference) and annual long-term incentive opportunities (may include cash, stock options, performance units and restricted stock units). In general, base salaries are positioned around the market median with target incentive opportunities driving overall total direct compensation positioning. The Compensation Committee believes this positioning is appropriate given the Company’s business portfolio mix, product diversity and the global nature of the Company’s operations, which require its executives to have a wide range of business leadership experiences and skills. In addition, this positioning strategy is intended to drive performance, because a significant portion of executive compensation is tied to incentive compensation. Although the Compensation Committee targets total direct compensation at the 65th percentile on an aggregate basis, some executives may be paid above the 65th percentile, while others may be paid below the 65th percentile for a variety of reasons, including tenure in the position, experience and individual performance.

COMPENSATION SURVEYS AND PEER COMPANIES

The Company uses different surveys and peer companies for comparison purposes, as follows:

•	Executive officer compensation: broad cross section of U.S.-based companies to reflect similarly broad talent market, as provided in executive compensation surveys, adjusted and regressed for revenue size. Each year, the Company reviews surveys prepared by independent third parties to understand the compensation practices of publicly-traded companies and to assess the Company’s competitiveness. In 2008, primary sources were Hewitt Associates and Towers Perrin executive compensation surveys.

•	PU performance vesting determination: Company’s relative total shareholder return compared to other companies in the S&P 500 Industrials and Materials subsets. The Company is in the Industrials subset.

•	LTIP award determination: Company’s relative total shareholder return compared to other companies in the S&P 500 Index.

•	RSU performance vesting determination: Company’s relative annual return on total capital (“ROTC”) compared to a market basket of peer companies (set forth below) consisting of 50 publicly-traded U.S. companies selected on the basis of market diversity, international focus and investment, market volatility, and product line mix.

The Company’s market basket of peer group companies is comprised of Air Products & Chemicals Inc., ArvinMeritor Inc., Baker-Hughes, Inc., Ball Corporation, Bemis Company, Inc., Black & Decker Corporation, Cabot Corporation, Cooper Tire & Rubber Company, Crane Company, Crown Holdings, Inc., Cummins Inc., Dana Holding Corporation, Danaher Corporation, Dover Corporation, Eaton Corporation, Ecolab Inc., Ferro Corporation, FMC Corporation, H. B. Fuller Company, Goodrich Corporation, W. R. Grace & Company, Harley-Davidson, Inc., Harris Corporation, Harsco Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, MASCO Corporation, MeadWestvaco Corporation, NACCO Industries, Newell Rubbermaid Inc., Olin Corporation, Owens-Illinois, Inc., PACCAR Inc., Parker-Hannifin Corporation, Pentair Inc., Pitney Bowes Inc., PolyOne Corporation, Potlatch Corporation, P.P.G. Industries Inc., The Sherwin-Williams Company, Smurfit-Stone Container Corporation, Snap-On Inc., Sonoco Products Company, The Stanley Works, Tecumseh Products Company, Temple-Inland Inc., Thermo Fisher Scientific, Inc., Thomas & Betts Corporation, Timken Company and Trinity Industries.

During 2008, Sequa Corp. was acquired by The Carlyle Group, and Hercules, Inc. was acquired by Ashland Inc. Sequa and Hercules were deleted from the peer group. In 2008, Owens-Illinois, Inc. and Cooper Tire & Rubber Company were added to the peer group.

KEY COMPONENTS OF COMPENSATION PROGRAM

The key components of the Company’s executive compensation program are:

•	base salary

•	performance-based compensation

•	benefits

•	perquisites

For the Company’s executive officers, the largest component of total direct compensation opportunity is performance-based. To motivate the Company’s executives, the Compensation Committee allocates compensation between cash and equity compensation based on its assessment of the Company’s objectives and the competitive practices of other public companies. Further, the Compensation Committee considers the Company’s business portfolio to provide appropriate linkage of incentives to the Company’s objectives. Accordingly, the Company’s compensation program includes annual and long-term incentive awards.

For fiscal year 2008, approximately 80% of Mr. Scarborough’s and approximately 75% of the other NEOs’ total direct compensation consisted of performance-based compensation from the annual bonus plan and long-term incentive plans. In February 2009, the Compensation Committee approved the 2008 annual bonus payments and payments for the 2006-2008 LTIP performance cycle and certain equity awards.

Base Salary

Base salary provides executives with a base level of monthly income and compensates them for services rendered during the fiscal year reflecting:

•	the responsibilities of the position

•	the experience and performance of the individual

•	the Company’s or business group’s financial results

•	other objectives, including leadership development, environmental health and safety, Company values and operating principles, and employee relations

•	internal equity

•	the competition for executive talent

•	the projected annual base salary increases for executives based on salary surveys

The Compensation Committee uses data from compensation surveys to assist in establishing base salaries. In 2008, the CEO and the other NEOs did not receive an annual salary increase. In response to current global economic conditions, the CEO and the other NEOs will not receive an annual salary increase in 2009, as well.

Performance-Based Compensation

The Company structures its performance-based compensation program to reward the NEOs based on the Company’s performance, as well as the individual executive’s contributions. The NEOs are awarded incentive compensation in the event certain Company and individual performance objectives are achieved.

Performance-based compensation consists of the following:

•	Annual Bonus Plan

•	Long-Term Incentives

In February 2009, the Compensation Committee adopted a compensation recovery (“clawback”) policy. Under this policy, in the event of fraud or other intentional misconduct on the part of an employee that necessitates a restatement of our financial results, the employee will be required to reimburse the Company for any bonus awards or other incentive compensation paid or issued to the employee in excess of the amount that would have been paid or issued based on the restated financial results. The Compensation Committee approved this policy after consideration of market practices and to further align the interests of our employees with our stockholders.

Annual Bonus Plan

The annual bonus plan compensates the NEOs based on the achievement of annual performance objectives and enhances the NEOs’ motivation to achieve above target results.

In 2008, Messrs. Scarborough, O’Bryant, van Schoonenberg, Clyde and Malchione were eligible for an annual cash bonus under the Company’s Senior Executive Leadership Compensation Plan (“SELCP”), which was approved by the stockholders in April 2004. Under the SELCP, a participant’s target award opportunity is 150% of base salary at the end of the fiscal year and the maximum award is 225% of base salary. For 2008, payments under the SELCP were based on corporate performance objectives: 33% on sales growth and 67% on earnings per share (“EPS”). Under the SELCP, Company performance objectives are established by the Compensation Committee within the first 90 days of each plan year at threshold, target and maximum payout levels. The Compensation Committee has approved standing adjustment items that the Compensation Committee reviews and updates each year within the first 90 days of the plan year. The Compensation Committee may modify the annual bonus awards based on the adjustment items. The Compensation Committee has the discretion to decrease, but not to increase, awards calculated under the SELCP. As part of this process, the Compensation Committee uses a market reference bonus opportunity consistent with the Company’s total direct compensation positioning strategy (110% of base salary for Mr. Scarborough, 60% for Messrs. O’Bryant, van Schoonenberg, Clyde, and Malchione, based on their salaries at the end of the fiscal year). In addition, participants are eligible for an individual modifier based on their respective performance against objectives; however, no bonus payment can exceed the calculated maximum SELCP award. Annual bonus payments are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table following the CD&A.

The following formula is used for calculating the annual bonus award (using a market reference bonus opportunity): Salary at year end × Bonus Opportunity % × Financial Modifier × Individual Modifier = Bonus Award

Financial Modifier:  The amount payable under the Company’s annual bonus plan is based on the performance of the Company. The performance is converted into a financial modifier based on the performance achieved and weighting of the selected performance objectives. So that executive officers receive bonus awards that are based on Company performance, and to give management incentive to take necessary actions to provide for long-term value creation, the Compensation Committee may modify performance-based bonus awards based on adjustment items that the Compensation Committee established within the first 90 days of the fiscal year.

Individual Modifier:  The NEOs have individual performance objectives that are designed to improve the Company’s performance. Individual objectives may include leadership development, employee relations, environmental health and safety, operating principles and Company values. Achievement of individual objectives is evaluated and translated into an individual modifier, which can range from 0% to 150%. For 2008, individual modifiers for the NEOs averaged 105%, based upon the annual review of performance objectives established at the beginning of the year.

For 2008, the Company achieved a 19% financial modifier based on the Company’s financial results for sales growth (33%) and EPS (67%). See the table and narrative below for the Company’s results against these goals, which were applied to the market reference bonus opportunities.

Annual Bonus
2008 Performance Objectives and Goals

	Sales Growth	EPS

Threshold (50% payout)	2.0%	$3.92
100% payout	8.5%	$4.35
150% payout	9.0%	$4.46
200% payout	9.5%	$4.56

To determine the financial modifier for the 2008 annual bonus awards, the Compensation Committee approved the following adjustments to reported 2008 results:

Annual Bonus
2008 Financial Modifier

	(1/3) Sales		Financial
	Growth	(2/3) EPS	Modifier

Target	8.5%	$4.35	100%
Year-end Result	6.4%	$2.70	28%
Adjustment Items:
Acquisitions(1)	(0.6)%	—	(2)%
Currency Translation(2)	(2.7)%	—	(7)%

Adjusted Result	3.1%	$2.70	19%

(1)	Exclude impact of acquisitions completed after the beginning of the performance period that were not planned for in the performance period.

(2)	Exclude impact of currency translation.

On March 6, 2009, the Senior Executive Annual Incentive Plan (“SEAIP”) was approved by the Compensation Committee and the SEAIP is being submitted to the stockholders for approval at the 2009 Annual Meeting [see Proxy Item 3 — on page 43].

Under the SEAIP, if a performance goal based upon the Company’s annual Gross Profit less Marketing, General and Administrative expense (“Performance Measure”) determined from the Company’s annual Consolidated Statement of Income is achieved, participants (including the NEOs) will be eligible for an annual bonus payment based on a percentage of the Performance Measure. The CEO will be eligible for a bonus payment of up to 1.5%, and the other NEOs and participants for a bonus payment of up to 0.75%, of the Performance Measure, with the Committee having discretion to reduce any such payment.

Long-Term Incentives

For 2008, the Company’s long-term incentives consisted of the following:

•	LTIP – cash awards – 2006-2008 was the last LTIP cycle

•	The Employee Stock Option and Incentive Plan (“Stock Plan”) – equity awards (stock options, restricted stock units (“RSUs”) and PUs)

In 2008, the Compensation Committee targeted the following ratios for the NEOs’ long-term incentives:

•	60% stock options

•	40% PUs

LTIP:  The objective of the 2006-2008 LTIP cycle was to focus executive attention on growth and profitability objectives of the Company and to reward participants, including the NEOs, on specific three-year goals. Under the LTIP, which was approved by the stockholders in April 2004, participants were eligible to earn cash incentive awards based on the financial and relative shareholder performance of the Company, and in some cases its business groups, over a three-year performance period. The LTIP target opportunities were 100% of base salary at the end of the cycle for Mr. Scarborough and 80% for the other NEOs. The maximum LTIP award was 200% of the target opportunities.

Participants were eligible to earn a cash incentive award after the end of the performance cycle. LTIP payments are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table following the CD&A and are for the cycle that commenced in 2006 (2006-2008 LTIP cycle). This was the last LTIP cycle.

Company performance objectives were determined by the Compensation Committee during the first 90 days of the 2006-2008 LTIP cycle. Company goals were set at threshold (70% payout), target (100% payout) and maximum (200% payout) levels. The Compensation Committee has approved standing adjustment items that the Compensation Committee reviews and updates for each cycle within the first 90 days of the plan cycle. The Compensation Committee may modify the performance-based LTIP awards based on the adjustment items, including the impact of divestitures, acquisitions, and restructuring and integration that occurred during the performance period that was not anticipated when the goals were established; this provides the Committee the ability to motivate and recognize management decisions made for the long-term interests of the Company.

For the 2006-2008 LTIP cycle, the Company had the following performance objectives and goals, which were equally weighted:

LTIP
2006-2008 Performance Objectives and Goals

		3-Year
		Cumulative	3-Year
	2008	EVA(1)	Cumulative
	EPS	(in millions)	TSR(2)(3)

Threshold (70% payout)	$3.52	$428	35th percentile
100% payout	$4.40	$535	50th percentile
150% payout	$4.58	$564	60th percentile
200% payout	$4.75	$587	70th percentile

(1)	Economic value added (“EVA”) is net operating profit after taxes minus a capital charge.

(2)	Total shareholder return (“TSR”) is return on the Company’s stock, including the reinvestment of dividends.

(3)	The Company’s relative TSR compared to other companies in the S&P 500 Index during the performance period.

To determine the achievement factor for the 2006-2008 LTIP awards, the Compensation Committee approved the following adjustments to the reported results:

LTIP
2006-2008 Achievement Factor

		3-Year
		Cumulative	3-Year
	2008	EVA	Cumulative	Achievement
	EPS	(in millions)	TSR(4)	Factor

Target	$4.40	$535	50.0%	100%
Year-end Result	$2.70	$351	38.2%	25%
Adjustment Items:
Divestitures(1)	—	$(15)	—	—
Acquisitions(2)	$0.38	$89	—	—
Restructuring and Integration(3)	$0.60	$170	—	92%

Adjusted Result	$3.68	$595	38.2%	117%

(1)	Exclude one-time tax gain on divested operations.

(2)	Exclude impact of acquisitions completed after the beginning of the performance period that were not planned for in the performance period.

(3)	Exclude restructuring (including asset impairment) charges and acquisition-related integration costs that were not planned for in the performance period.

(4)	Measured against the companies that were in the S&P 500 Index throughout the performance period.

Employee Stock Option and Incentive Plan (“Stock Plan”):  The Company’s Stock Plan provides for equity awards, including nonqualified stock options, stock appreciation rights, restricted stock, RSUs, PUs and dividend equivalents. This long-term incentive program is designed to:

•	enhance the link between the creation of stockholder value and long-term incentive compensation

•	provide an opportunity for increased equity ownership

•	maintain competitive levels of total direct compensation

Under the Stock Plan, stock options are granted at fair market value (the average of the high and the low prices on the NYSE) on the date of the grant. Annual stock options are granted on the date of the Board meeting immediately following the Compensation Committee meeting at which awards are made. Annual stock option awards vest at a rate of 25% per year over the first four years of a ten-year option term. During 2008, annual equity awards (stock options and PUs) were made to the NEOs.

Under the mid-term incentive program (“MTIP”), participants receive PU awards in the first year, which are settled in Company stock after the end of each three-year performance cycle (a new cycle begins each year) based on meeting certain performance objectives. The Committee believes that by denominating the MTIP equity awards in PUs, the NEOs’ compensation will be linked to a greater extent to the stock price, thus increasing the alignment with stockholder interests to create long-term value through stock price appreciation.

The performance objectives for PUs awarded under the MTIP are determined by the Compensation Committee during the first 90 days of each cycle. Company goals are set at threshold (50% payout), target (100% payout) and maximum (200% payout) levels. The Compensation Committee may modify the MTIP awards based on adjustment items that the Committee establishes during the first 90 days of each cycle.

For the 2008-2010 MTIP cycle, the performance objectives are equally weighted (one-third for each objective) based on Company Sales, Cumulative EVA and relative TSR as defined in the Stock Plan. The peer group for the relative TSR performance objective is the Industrials and Materials subsets of the S&P 500. Avery Dennison is a member of the Industrials subset.

To align the NEOs with the interests of stockholders, the Compensation Committee believes that the NEOs should acquire and maintain an equity interest in the Company. To achieve this objective, the Company has a stock ownership policy for the NEOs to acquire and hold certain levels of stock ownership during their tenure with the Company.

Targeted Levels of Stock Ownership(1) (to be achieved generally within five years of assuming the position):

•	CEO – 4 times base salary

•	Other NEOs – 2 times base salary

(1)	Defined as number of shares with a market value at year end equivalent to the multiple of salary.

Under the Stock Plan and the Charter of the Compensation Committee, the Compensation Committee has the authority to make equity awards to executive officers and other employees of the Company. The Compensation Committee reviews and approves the total annual pool of stock options, PUs and RSUs, as well as annual and special equity awards to executive officers, including the size of the awards and related terms and conditions. The Compensation Committee has delegated the authority to the CEO to make equity awards for annual and special equity grants of stock options, PUs and RSUs to employees, other than executive officers. Following approval by the Compensation Committee or the CEO, as appropriate, special equity awards (other than those granted at the time of the annual grant) are granted and dated on the first day of the next third, sixth, ninth, or twelfth calendar month (if the NYSE is closed on that date, then on the first day thereafter that the NYSE is open). Special equity grants (including those for new hires, promotions, retention, and special recognition) may have different terms and vesting schedules depending on the purpose of the grant.

Benefits

The Company provides a benefit program for all eligible employees in the United States, including the NEOs, to provide them with retirement, savings, health and welfare, and disability coverage.

Defined Benefit Retirement Plans

The Company provides retirement benefits for all eligible employees, including the NEOs, under the Avery Dennison Pension Plan (“Avery Pension Plan”), the successor plan to the Retirement Plan for Employees of Avery Dennison Corporation and the Avery Associate Retirement Plan, which merged on November 30, 2008. The Company also provides the Benefit Restoration Plan (“BRP”) for eligible employees as described below. Effective January 1, 2009, the Avery Pension Plan and the BRP have been closed to new employees.

Benefits under the Avery Pension Plan are based on pensionable earnings, length of service, when benefits commence and how they are paid, and are currently calculated separately for each year of service. Employees vest in the Avery Pension Plan after five years of service.

Employees who participated in the Avery Pension Plan at any time from December 1, 1986 through November 30, 1997, may also have a benefit under the Stock Holding and Retirement Enhancement Plan of Avery Dennison Corporation (“SHARE Plan”). In order to receive a maximized benefit under the Avery Pension Plan, these employees have the option to transfer their SHARE Plan balance to the Avery Pension Plan, which will be converted into an annual annuity and combined with the monthly benefit from the Avery Pension Plan. If they choose not to transfer their SHARE Plan balance, they will receive a lump-sum payment from the SHARE Plan and a lesser benefit from the Avery Pension Plan.

Amounts payable under the Avery Pension Plan may be reduced in accordance with certain Code provisions, which, as applied to plan years beginning on or after December 1, 1994, currently limit the annual amount of compensation used to determine annual benefit accruals under the Avery Pension Plan to the first $230,000 of covered compensation as of December 31, 2008. In December 1994, the Company established the BRP to provide for the payment of supplemental retirement benefits to eligible employees, including the NEOs, whose benefits under the Avery Pension Plan are limited under the foregoing Code provisions. The BRP is a nonqualified excess benefit plan. Benefits are payable under the BRP in amounts equal to the amount by which a participant’s benefits, otherwise payable under the Avery Pension Plan, are reduced under applicable provisions of the Code.

All NEOs currently have a benefit in at least one of the plans discussed above.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is designed to provide participants with additional incentives to further the Company’s growth and development, and as an inducement to remain with the Company. Participants designated by the Compensation Committee are offered benefits under this plan to supplement other retirement benefits. The Company believes that it is in the stockholders’ best interest to retain key executives in critical roles in order to provide continuity of leadership and to focus them on the Company’s long-term success. The Compensation Committee has designated Messrs. Scarborough, van Schoonenberg and O’Bryant as participants in this plan. Benefits will commence upon retirement at a benefit level that, when added to the benefits to which they will be entitled from the Avery Pension Plan, the BRP, the SHARE Plan at the time of retirement (assuming retirement at age 65), certain Company contributions (plus interest) to the 401(k) Plan, fixed amounts representative of contributions plus interest to the deferred compensation plans, and estimated Social Security payments, will equal 62.5% for Mr. Scarborough, 57.5% for Mr. van Schoonenberg and 52.5% for Mr. O’Bryant of their respective final average compensation (annual average of their salary for the three highest twelve month periods out of their last sixty months of employment with the Company plus the average of their three highest earned annual bonuses during their last sixty months of employment with the Company). Survivor and disability benefits are also payable under the SERP under certain circumstances. Under certain circumstances, benefits are payable prior to age 65, with a reduction for early commencement.

Defined Contribution Retirement Plan

The Employee Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan that permits employees to defer up to 25% of their annual salary and bonus or, if lower, the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The employees’ elective deferrals are immediately vested upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar a participant contributes up to a maximum of 6% of the participant’s annual salary and bonus contributed, subject to certain other Code limits. After three years of service, participants vest in the amounts contributed by the Company. Employees of the Company are immediately eligible to participate in the 401(k) Plan.

Deferred Compensation

All eligible employees, including the NEOs are eligible to defer up to 75% of their base salary and 100% of cash bonuses to the 2005 Executive Variable Deferred Retirement Plan (“EVDRP”), which is a nonqualified plan. Deferrals are 100% vested. This plan provides NEOs and other employees with a long-term capital accumulation opportunity. The EVDRP provides a number of investment opportunities, including fixed income and mutual fund alternatives. Certain NEOs also participated in prior deferred compensation plans that are no longer available for new deferrals.

The Company makes an annual contribution to each NEO’s deferred compensation account equal to 3% of cash compensation (salary and annual bonus) in excess of the 401(k) Plan limit. This contribution is added to their deferred compensation account at the beginning of each plan year as long as the NEO has contributed at least the pre-tax limit into the 401(k) Plan during the prior plan year and is employed by the Company at year end. This benefit is designed to supplement pre-tax 401(k) contributions that are limited for certain executives (by the Code).

Retiree Medical

Retirees, including the NEOs, may be eligible for medical coverage under the Company’s plan until they are eligible for Medicare provided they meet the following criteria: elect to retire immediately following separation from the Company; receive a pension benefit from the Avery Pension Plan; and are age 55 or older with 15 or more years of service. For employees who are at least age 60 and have 20 years of service, the cost for this coverage is shared by the Company and the retiree.

Medical Insurance

All NEOs contribute to, and participate in, medical plans available to employees. In addition, the Company provides each NEO, the NEO’s spouse and dependent children, with supplemental medical coverage, which reimburses the NEOs for medical costs not covered under the basic medical plan. Mr. Scarborough has reimbursement coverage up to $30,000 per year for himself and for each covered family member, and the other NEOs have coverage up to $20,000 per year for themselves and for each covered family member.

Dental Insurance

All NEOs contribute to, and participate in, dental plans available to employees. In addition, the Company provides each NEO, the NEO’s spouse and dependent children, supplemental dental coverage, which reimburses the NEOs for dental costs not covered under the basic dental plan. Mr. Scarborough has reimbursement coverage up to $2,000 per year for himself and for each covered family member, and the other NEOs have coverage up to $1,500 per year for themselves and for each covered family member. This benefit includes orthodontia coverage ($4,000 lifetime maximum) for dependents up to age 19.

Life Insurance

The Company provides $50,000 in life insurance for all employees, including the NEOs. In addition, the Company provides each NEO supplemental life insurance equal to three times the NEO’s base salary less $50,000 (which is covered under the Company’s basic plan) up to a maximum coverage of $700,000.

Employment Agreements

On August 1, 1997, the Company entered into an agreement with Mr. Scarborough, which was amended on May 1, 2005, to reflect his promotion to President and CEO, providing that, if his employment is terminated for any reason other than for cause, death, disability, or voluntary resignation without good reason (as such terms are defined in the agreement), he (i) would receive a payment equivalent to a pro-rated annual bonus for the year of termination; (ii) would receive salary and bonus (based on his highest combined annual base salary plus bonus in any of the three previous years) for one year before a change of control and three years after a change of control (“severance period”); (iii) would receive additional retirement and supplemental retirement benefits that would have accrued during the severance period; (iv) would continue to participate in benefit plans (including medical, dental, and life insurance) during the severance period (but reduced to the extent such benefits are provided by another employer); (v) would receive additional age and service credit under a deferred compensation plan following termination during the severance period (or the minimum age and service credit required for early retirement benefits and the retirement interest rate); and (vi) if such termination occurs after a change of control, the Company would pay for outplacement services not to exceed $50,000. Benefits and amounts to which Mr. Scarborough would be entitled under the agreement would be reduced to the extent of any benefits and earned income from any new employment or services performed during the severance period. Mr. Scarborough would receive a gross-up payment for any excise taxes that are imposed under Section 4999 of the Code.

On September 1, 2000, the Company entered into an agreement with Mr. Malchione; on January 2, 2001, the Company entered into an agreement with Mr. O’Bryant; and on January 1, 2002, the Company entered into an agreement with Mr. Clyde. These agreements are substantially the same as Mr. Scarborough’s, including the change of control provisions described above.

On March 31, 2005, the Company entered into a retention agreement with Mr. O’Bryant under which he will remain employed by the Company in his present position and the Company (i) contributed $1 million on April 1, 2005 to Mr. O’Bryant’s deferred compensation account, which contribution (and any earnings thereon) will vest at age 55; (ii) granted to him 30,000 shares of restricted stock, which will vest in two equal installments on April 1, 2009 and August 14, 2012; and (iii) during the period 2005-2011, agreed to grant to him incremental options each year equal to $180,000 divided by the Black-Scholes value of the Company’s stock used at the time of the annual stock option grant, with such options to vest under the same terms as other annual options granted to Mr. O’Bryant. These benefits vest upon death or disability, involuntary (not for cause) termination, good reason termination, or a change of control.

Perquisites

The Company provides the NEOs with perquisites to attract and retain executives. The Compensation Committee periodically reviews the perquisites provided to the NEOs.

Annual Physical

The NEOs are encouraged to have an annual physical, which is paid for under the executive’s supplemental medical coverage. The results are confidential between the physician and the NEO.

Car Program

The NEOs are eligible to participate in the executive car allowance program under which the Company provides each NEO with a monthly allowance. The executive is responsible for leasing or purchasing his or her own vehicle, as well as for paying for all insurance and maintenance costs. The monthly allowances for the NEOs range from $1,700 to $2,500.

Airline Clubs

The NEOs may participate in two airline clubs to use when traveling and the Company reimburses the NEOs for the cost.

Other

The NEOs are entitled to enroll in one health club and the Company reimburses the NEOs for the cost. In addition, certain NEOs are entitled to reimbursement of monthly dues for business and social club memberships.

Financial Counseling

The NEOs are entitled to receive an annual reimbursement amount for financial counseling that ranges from $15,000 to $25,000.

Home Computer

The Company provides each NEO with a home computer and related equipment.

TAX AND ACCOUNTING IMPLICATIONS

Deductibility of Executive Compensation

With its performance-based compensation programs, the Company aims to compensate the NEOs in a manner that is tax effective for the Company.

Under the 1993 Omnibus Budget Reconciliation Act (“OBRA”) and Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, except for compensation payments that qualify as “performance-based.” To qualify as “performance-based,” compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must be disclosed to and approved by the stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. The Compensation Committee has designed certain of the Company’s compensation programs to conform with Section 162(m) of the Code and related regulations so that total compensation paid to any employee covered by Section 162(m) generally should not exceed $1 million in any one year, except for compensation payments that qualify as “performance-based.” However, the Company may pay compensation that is not deductible in certain circumstances.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was adopted, which changed the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good-faith compliance with the statutory provisions.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation awards under the provisions of SFAS No. 123(R).

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

The Compensation and Executive Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included or incorporated by reference in the Company’s annual report on Form 10-K and this Proxy Statement.

David E.I. Pyott, Chairman Peter K. Barker Richard M. Ferry Julia A. Stewart

The above Report of the Compensation and Executive Personnel Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Executive Compensation

The following table and accompanying notes show, for the President and CEO, the CFO and the other three most highly compensated executive officers of the Company during 2006-2008, the compensation earned by the NEOs or the compensation expense recognized by the Company during 2006-2008.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
						Non-Equity	Value and
Name and Principal				Stock	Option	Incentive Plan	NQDC	All Other
Position	Year	Salary(2)	Bonus(3)	Awards(4)	Awards(5)	Compensation(6)	Earnings(7)	Compensation(8)	Total

Dean A. Scarborough	2008	$945,000	—	$345,688	$1,875,011	$1,325,650	$1,202,837	$137,811	$5,831,997
President and Chief	2007	$916,000	—	$265,819	$1,154,241	$831,600	$479,908	$119,929	$3,767,497
Executive Officer	2006	$847,000	—	$131,171	$1,036,809	$2,147,723	$1,015,864	$97,587	$5,276,154
Daniel R. O’Bryant	2008	$559,800	—	$450,296	$542,954	$594,173	$323,001	$152,150	$2,622,374
Executive Vice President,	2007	$552,600	—	$414,751	$518,834	$295,600	$26,499	$132,420	$1,940,704
Finance and Chief	2006	$531,789	—	$367,396	$487,724	$944,966	$335,021	$122,149	$2,789,045
Financial Officer
Robert G. van
Schoonenberg(1)	2008	$581,900	—	$287,169	$764,399	$611,058	$1,402,904	$89,364	$3,736,794
Executive Vice President	2007	$575,333	—	$267,248	$193,730	$307,300	$321,985	$87,334	$1,752,930
and Chief Legal Officer	2006	$555,533	—	$325,636	$1,433,542	$987,112	$692,620	$75,499	$4,069,942
Timothy S. Clyde(1)	2008	$500,000	—	$247,305	$476,903	$418,540	$83,556	$90,837	$1,817,141
Group Vice President, Specialty Materials and Converting
Robert M. Malchione	2008	$479,100	—	$104,900	$324,474	$503,138	$97,184	$85,552	$1,594,348
Senior Vice President,	2007	$474,433	—	$73,299	$356,499	$231,900	$43,677	$76,068	$1,255,876
Corporate Strategy and	2006	$460,567	—	$40,631	$408,941	$756,255	$85,123	$53,366	$1,804,883
Technology

(1)	Mr. van Schoonenberg retired from the Company at the end of 2008; Mr. Clyde became an NEO in 2008.

(2)	Amounts shown include amounts earned, but deferred at the election of these officers under the Employee Savings Plan, a qualified defined contribution plan under the 401(k) Plan of the Code.

(3)	Amounts paid under the annual bonus plan and LTIP, which prior to 2006 were reported in the Bonus column, are reported in the Non-Equity Incentive Plan Compensation column.

(4)	Amounts shown do not reflect compensation actually received by the NEOs. Rather, the amounts shown are the compensation expense, without reduction for forfeitures, recognized by the Company as an expense in the 2008 Consolidated Statement of Income for restricted stock, RSU and PU awards granted to the NEOs in 2008 and in prior years. These amounts are calculated in accordance with SFAS No. 123(R). This means that these numbers will be difficult to compare with information in proxy statements prior to 2007. It is also difficult to make comparisons between the NEOs, because of (i) retirement eligibility (Mr. van Schoonenberg retired at the end of 2008 and met certain equity vesting criteria), and (ii) a prior year grant of restricted stock to Mr. O’Bryant (described in his retention agreement referred to in the CD&A) also influence accounting expense calculations under SFAS No. 123(R). For the values actually received by the NEOs during 2008, see the Value Realized on Vesting column in the Option Exercises and Stock Vested for 2008 table.

The related expense for restricted stock is amortized over a 7-year and 5-month period for Mr. O’Bryant. PUs and RSUs are amortized over a 36-month period.

(5)	Amounts shown do not reflect compensation actually received by the NEOs. Rather, the amounts shown are the compensation expense, without reduction for forfeitures, recognized by the Company as an expense in the 2008 Consolidated Statement of Income for stock option awards granted to the NEOs in 2008 and in prior years. These amounts are calculated in accordance with SFAS No. 123(R). This means that these numbers will be difficult to compare with information in proxy statements prior to 2007. It is also difficult to make comparisons between the NEOs because retirement eligibility also influences compensation expense calculations (Mr. van Schoonenberg retired at the end of 2008 and met certain equity vesting criteria). For the values actually received by the NEOs during 2008, see the Value Realized on Exercise column in the Option Exercises and Stock Vested for 2008 table.

Stock option expense is the estimated fair value of options granted, amortized on a straight-line basis over the requisite service period. The fair value of stock option awards is estimated as of the date of grant using the Black-Scholes option-pricing model. This model requires input assumptions for expected dividend yield, expected volatility, risk-free interest rate and the expected life of the options. The underlying assumptions used were as follows:

	2008	2007	2006	2005

Risk-free interest rate	4.15%	4.68%	4.74%	4.11%
Expected stock price volatility	29.86%	24.75%	22.51%	20.55%
Expected dividend yield	2.76%	2.53%	2.58%	2.67%
Expected option term	6 years	5.8 years	5.8 years	7 years

In connection with Mr. Scarborough’s promotion to CEO on May 2, 2005, he received a special stock option award for which the following assumptions were used: risk-free interest rate of 3.94%, expected stock price volatility of 21.00%, expected dividend yield of 2.48%, and expected option term of 7 years.

(6)	Amounts in the table include the bonuses earned under the Company’s annual bonus plan in 2008, but paid in 2009, and the bonuses that were earned under the LTIP for the 2006-2008 cycle, but paid in 2009. Under the LTIP, the NEOs have been eligible for a payout every other year.

Name	Annual Bonus	2006-2008 LTIP Bonus

Dean A. Scarborough	$220,000	$1,105,650
Daniel R. O’Bryant	$70,200	$523,973
Robert G. van Schoonenberg	$66,400	$544,658
Timothy S. Clyde	$55,000	$363,540
Robert M. Malchione	$54,700	$448,438

(7)	Reflects the increase during 2008 in the actuarial present value of each NEO’s accumulated benefits under the Avery Pension Plan, BRP, and SERP (as applicable), and, with respect to Mr. Scarborough and Mr. van Schoonenberg, above-market earnings earned in 2008 based on their participation in legacy deferred compensation plans* (which were frozen prior to 2008 and are no longer open for additional Company or executive contributions) of $1,034 and $217,576, respectively. These amounts are also reported in the Aggregate Earnings in Last Fiscal Year column of the Nonqualified Deferred Compensation table. Above-market earnings mean a crediting interest rate in excess of 120% of the applicable federal rate (“AFR”). For 2008, the AFR was 5.86%, and the crediting rates were 12.50% for the Executive Deferred Compensation Plan (“EDCP”) and 5.90% for both the Executive Variable Deferred Compensation Plan (“EVDCP”) and the Executive Deferred Retirement Plan (“EDRP”).

*	Legacy plans: EDCP, EVDCP and EDRP. Mr. Scarborough participated in the EDRP; Mr. van Schoonenberg participated in all three plans.

(8)	The following table describes the components of items for the All Other Compensation column in the Summary Compensation Table.

     All Other Compensation for 2008

	Perquisites				Benefits
					Company
					Match	Company
					Employee	Match	Excess		Executive		Dividends on
	Financial		Airline		Savings	Deferred	Life	Medical/	Long-Term	Executive	Restricted
Name	Planning	Automobile	Clubs	Other(1)	Plan	Comp	Insurance	Dental	Disability	Physical	Stock(2)	Total

Dean A. Scarborough	$20,000	$30,000	$700	$13,578	$6,144	$55,325	$1,926	$10,138	—	—	—	$137,811

Daniel R. O’Bryant	$15,750	$24,000	$300	$348	$6,625	$23,200	—	$26,224	$1,080	$970	$53,653	$152,150

Robert G. van Schoonenberg	$18,000	$24,000	$650	$900	$6,598	$24,503	—	$12,018	$1,080	$1,615	—	$89,364

Timothy S. Clyde	$15,000	$20,400	$350	—	$6,646	$17,218	—	$31,223	—	—	—	$90,837

Robert M. Malchione	$10,810	$20,400	$700	$900	$6,550	$17,153	$1,926	$25,133	$1,080	$900	—	$85,552

(1)	Amounts include fitness, business and social club dues; for Mr. Scarborough, the amount also includes $5,598 for personal use of a Company chartered aircraft.

(2)	During 2008, Mr. O’Bryant received dividends on his unvested restricted stock in the form of additional restricted stock. On each dividend payment date, additional shares of restricted stock were credited to Mr. O’Bryant’s account. The number of shares of restricted stock to be credited is determined by dividing the dividend that would have been paid on the shares represented by the restricted stock in his account by the closing price of the Company’s common stock on the NYSE on the dividend payment dates. During 2008, 1,259 shares of restricted stock were credited to his account as a result of these dividends.

GRANTS OF PLAN-BASED AWARDS FOR 2008

The following table provides information regarding grants of cash incentive awards made to the NEOs in 2008.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number	Exercise	Fair	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts			Number	of	or Base	Market	Fair Value
		Non-Equity Incentive Plan			Under Equity Incentive			of Shares	Securities	Price of	Value on	of Stock
		Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	Date of	and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Grant	Awards

Dean A. Scarborough	02/28/08	$519,750	$1,039,500	$3,118,500	—	—	—	—	230,000	$52.12	—	$3,233,975
	05/01/08	—	—	—	9,000	18,000	36,000	—	—	—	$44.41	$799,380
Daniel R. O’Bryant	02/28/08	$167,940	$335,880	$1,007,640	—	—	—	—	67,871	$52.12	—	$954,318
	05/01/08	—	—	—	4,069	8,138	16,276	—	—	—	$44.41	$361,409
Robert G. van Schoonenberg	02/28/08	$174,570	$349,140	$1,047,420	—	—	—	—	54,364	$52.12	—	$764,399
	05/01/08	—	—	—	4,230	8,459	16,918	—	—	—	$44.41	$375,664
Timothy S. Clyde	02/28/08	$150,000	$300,000	$900,000	—	—	—	—	55,363	$52.12	—	$778,446
	03/03/08	—	—	—	—	—	—	—	43,500	$50.98	—	$592,490
	03/03/08	—	—	—	—	—	—	10,000	—	—	$50.98	$509,750
	05/01/08	—	—	—	3,634	7,268	14,536	—	—	—	$44.41	$322,772
Robert M. Malchione	02/28/08	$143,730	$287,460	$862,380	—	—	—	—	44,760	$52.12	—	$629,360
	05/01/08	—	—	—	3,483	6,965	13,930	—	—	—	$44.41	$309,316

(1)	These amounts represent the annual bonus opportunities (based on market reference) under the annual bonus plan for 2008, as described in the CD&A. Target bonuses (shown in the table above) were established by multiplying base salary at time of grant by the applicable percentage shown below. Actual amounts earned were determined and paid in March 2009, and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2008 Target Bonus
Name	(% of Annual Base Pay at Year End)

Dean A. Scarborough	110%

Daniel R. O’Bryant	60%

Robert G. van Schoonenberg	60%

Timothy S. Clyde	60%

Robert M. Malchione	60%

Payout levels range from 50% of the target amounts for threshold performance and up to 300% of the target amounts for maximum performance. Actual payouts were determined by the Compensation Committee in February 2009, and are included in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

(2)	These payout opportunities represent PUs awarded under the 2008-2010 MTIP cycle. These PUs are settled in shares of Company common stock at the end of a three-year performance period, provided that certain performance objectives are achieved at the end of the three-year period. Payout levels range from 50% of the target units for threshold performance to 200% of the target units for maximum performance.

OUTSTANDING EQUITY AWARDS FOR 2008

The following table provides summary information regarding the outstanding equity awards for the NEOs at December 31, 2008.

									Equity	Equity
									Incentive	Incentive
				Equity					Plan	Plan
				Incentive					Awards:	Awards:
				Plan			Number	Market	Number of	Market or
				Awards:			of	Value of	Unearned	Payout Value
	Number of	Number of		Number of			Shares or	Shares or	Shares,	of Unearned
	Securities	Securities		Securities			Units of	Units of	Units or	Shares, Units
	Underlying	Underlying		Underlying			Stock	Stock Held	Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Held That	that Have	Rights That	Rights That
	Options —	Options —		Unearned	Exercise	Expiration	Have Not	Not Yet	Have Not	Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested	Vested	Yet Vested	Yet Vested

Dean A. Scarborough	30,000	—		—	$53.13	09/23/09	—	—	—	—
	16,600	—		—	$59.16	12/02/09	—	—	—	—
	20,000	—		—	$64.91	04/27/10	—	—	—	—
	20,000	—		—	$54.03	12/07/10	—	—	—	—
	20,000	—		—	$50.72	12/07/10	—	—	—	—
	65,000	—		—	$55.71	12/06/11	—	—	—	—
	55,000	—		—	$62.87	12/05/12	—	—	—	—
	55,000	—		—	$55.55	12/04/13	—	—	—	—
	90,000	—		—	$59.19	12/02/14	—	—	—	—
	37,500	12,500	(1)	—	$52.08	05/02/15	—	—	—	—
	75,000	25,000	(1)	—	$59.47	12/01/15	—	—	—	—
	50,000	50,000	(1)	—	$67.80	12/07/16	—	—	—	—
	—	230,000	(1)	—	$52.12	02/28/18	—	—	—	—
	—	—		—	—	—	—	—	6,532 (2)	$213,792
	—	—		—	—	—	—	—	6,935 (3)	$226,983
	—	—		—	—	—	—	—	9,000 (6)	$294,570

Total	534,100	317,500							22,467	$735,345

Daniel R. O’Bryant	4,300	—		—	$59.16	12/02/09	—	—	—	—
	1,000	—		—	$59.16	12/02/09	—	—	—	—
	6,500	—		—	$54.03	12/07/10	—	—	—	—
	20,000	—		—	$50.72	12/07/10	—	—	—	—
	6,500	—		—	$50.72	12/07/10	—	—	—	—
	30,000	—		—	$55.71	12/06/11	—	—	—	—
	25,000	—		—	$62.87	12/05/12	—	—	—	—
	33,250	—		—	$55.55	12/04/13	—	—	—	—
	51,400	—		—	$59.19	12/02/14	—	—	—	—
	36,647	12,215	(1)	—	$59.47	12/01/15	—	—	—	—
	24,478	24,477	(1)	—	$67.80	12/07/16	—	—	—	—
	—	52,300	(1)	—	$52.12	02/28/18	—	—	—	—
	—	15,571	(1)	—	$52.12	02/28/18	—	—	—	—
	—	—		—	—	—	33,555 (4)	$1,098,255	—	—
	—	—		—	—	—	—	—	3,326 (2)	$108,860
	—	—		—	—	—	—	—	2,439 (3)	$79,828
	—	—		—	—	—	—	—	4,069 (6)	$133,178

Total	239,075	104,563					33,555	$1,098,255	9,834	$321,866

									Equity	Equity
									Incentive	Incentive
				Equity					Plan	Plan
				Incentive					Awards:	Awards:
				Plan			Number	Market	Number of	Market or
				Awards:			of	Value of	Unearned	Payout Value
	Number of	Number of		Number of			Shares or	Shares or	Shares,	of Unearned
	Securities	Securities		Securities			Units of	Units of	Units or	Shares, Units
	Underlying	Underlying		Underlying			Stock	Stock Held	Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Held That	that Have	Rights That	Rights That
	Options —	Options —		Unearned	Exercise	Expiration	Have Not	Not Yet	Have Not	Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested	Vested	Yet Vested	Yet Vested

Robert G. van Schoonenberg	16,600	—		—	$59.16	12/02/09	—	—	—	—
	11,750	—		—	$54.03	12/07/10	—	—	—	—
	11,750	—		—	$50.72	12/07/10	—	—	—	—
	35,000	—		—	$55.71	12/06/11	—	—	—	—
	35,000	—		—	$62.87	12/05/12	—	—	—	—
	38,950	—		—	$55.55	12/04/13	—	—	—	—
	57,000	—		—	$59.19	12/31/13	—	—	—	—
	39,560	—		—	$59.47	12/31/13	—	—	—	—
	37,676	—		—	$67.80	12/31/13	—	—	—	—
	54,364	—		—	$52.12	12/31/13	—	—	—	—
	—	—		—	—	—	—	—	4,230 (6)	$138,448

Total	337,650	—							4,230	$138,448

Timothy S. Clyde	5,000	—		—	$59.16	12/02/09	—	—	—	—
	2,000	—		—	$59.16	12/02/09	—	—	—	—
	20,000	—		—	$67.31	01/20/10	—	—	—	—
	10,000	—		—	$54.03	12/07/10	—	—	—	—
	10,000	—		—	$50.72	12/07/10	—	—	—	—
	50,000	—		—	$55.71	12/06/11	—	—	—	—
	25,000	—		—	$62.87	12/05/12	—	—	—	—
	33,250	—		—	$55.55	12/04/13	—	—	—	—
	37,000	—		—	$59.19	12/02/14	—	—	—	—
	21,141	7,046	(1)	—	$59.47	12/01/15	—	—	—	—
	13,187	13,186	(1)	—	$67.80	12/07/16	—	—	—	—
	—	46,713	(1)	—	$52.12	02/28/18	—	—	—	—
	—	8,650	(1)	—	$52.12	02/28/18	—	—	—	—
	—	43,500	(1)	—	$50.98	03/03/18	—	—	—	—
	—	—		—	—	—	—	—	1,919 (2)	$62,809
	—	—		—	—	—	—	—	1,767 (3)	$57,834
	—	—		—	—	—	—	—	10,384 (5)	$339,868
	—	—		—	—	—	—	—	3,634 (6)	$118,941

Total	226,578	119,095							17,704	$579,452

Robert M. Malchione	14,577	—		—	$45.53	09/28/10	—	—	—	—
	9,150	—		—	$54.03	12/07/10	—	—	—	—
	9,150	—		—	$50.72	12/07/10	—	—	—	—
	35,000	—		—	$55.71	12/06/11	—	—	—	—
	50,000	—		—	$61.74	08/01/12	—	—	—	—
	25,000	—		—	$62.87	12/05/12	—	—	—	—
	33,250	—		—	$55.55	12/04/13	—	—	—	—
	48,000	—		—	$59.19	12/02/14	—	—	—	—
	22,783	7,594	(1)	—	$59.47	12/01/15	—	—	—	—
	12,559	12,558	(1)	—	$67.80	12/07/16	—	—	—	—
	—	44,760	(1)	—	$52.12	02/28/18	—	—	—	—
	—	—		—	—	—	—	—	2,069 (2)	$67,718
	—	—		—	—	—	—	—	1,682 (3)	$55,052
	—	—		—	—	—	—	—	3,483 (6)	$113,999

Total	259,469	64,912							7,234	$236,769

(1)	Vests in equal installments on the first four anniversaries of the grant date.

(2)	Vests after year three, four or five following the year of the award (2005), if the Company achieves certain performance objectives.

(3)	Vests after year three, four or five following the year of the award (2006), if the Company achieves certain performance objectives.

(4)	Vests in equal installments on April 1, 2009 and August 14, 2012.

(5)	Cliff-vests three years from grant date.

(6)	Cliff-vests three years from grant date, subject to meeting certain performance objectives (at threshold).

OPTION EXERCISES AND STOCK VESTED FOR 2008

The following table provides summary information regarding stock options that were exercised in 2008 and the value realized on exercise, as well as the value received on vesting of stock awards.

	Option Awards(1)		Stock Awards
	Number of Shares			Value
	Acquired on	Value Realized	Number of Shares	Realized
	Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Dean A. Scarborough	26,000	$87,425	—	—
Daniel R. O’Bryant	2,189	$8,663	—	—
Robert G. van Schoonenberg	—	—	13,559	$406,279
Timothy S. Clyde	—	—	—	—
Robert M. Malchione	—	—	—	—

(1)	The value realized equals the market value of the stock on the exercise date minus the exercise price of the options exercised. Amounts represent the value realized by the NEO upon the exercise of stock options granted in prior years. Options had exercise prices equal to the fair market value of the Company’s stock on the date the options were granted. Thus, the amounts realized upon exercise of the stock options resulted directly from appreciation in the Company’s stock price during the NEO’s service with the Company.

PENSION BENEFITS FOR 2008

The table below provides summary information regarding pension benefits for the NEOs under the listed pension plans.

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit(1)	Fiscal Year
Name	Plan Name	(#)	($)	($)

Dean A. Scarborough	Avery Pension Plan	24.83	$490,648	—
	Benefit Restoration Plan	14.08	$1,497,324	—
	Supplemental Executive Retirement Plan	3.67	$3,632,105	—

	Total		$5,620,077

Daniel R. O’Bryant	Avery Pension Plan	17.25	$303,130	—
	Benefit Restoration Plan	13.08	$563,808	—
	Supplemental Executive Retirement Plan	4.00	$1,201,213	—

	Total		$2,068,151

Robert G. van Schoonenberg	Avery Pension Plan	26.17	$914,600	—
	Benefit Restoration Plan	14.08	$1,641,282	—
	Supplemental Executive Retirement Plan	4.00	$1,962,818	—

	Total		$4,518,700

Timothy S. Clyde	Avery Pension Plan	19.58	$240,674	—
	Benefit Restoration Plan	12.08	$289,153	—

	Total		$529,827

Robert M. Malchione	Avery Pension Plan	7.50	$146,759	—
	Benefit Restoration Plan	7.50	$347,056	—

	Total		$493,815

(1)	The “Present Value of Accumulated Benefit” for each NEO for each plan is the lump-sum value of the pension benefit earned as of December 31, 2008. The annual pension benefit for the NEOs is assumed to commence on the earliest retirement age for which there is an unreduced benefit, which is age 62 for the Avery Pension Plan and the BRP; and age 65 for the SERP. The assumptions used to determine the lump-sum value are as follows:

•	Interest rate for present values: 6.60%

•	Mortality: RP-2000 Combined Healthy mortality tables with projection to the valuation date

•	Pre-retirement decrements: None

•	The Code pay limit was $230,000 and the maximum benefit was $185,000 for the Avery Pension Plan as of December 31, 2008

Pension Plan

The Company provides qualified retirement benefits for employees who are eligible participants under the Avery Pension Plan, the successor plan to the Retirement Plan for Employees of Avery Dennison Corporation and the Avery Associate Retirement Plan, which merged on November 30, 2008. Benefits under the Avery Pension Plan are based on compensation and are calculated separately for each year of applicable service using the formula 1.25% times compensation up to the breakpoint (currently $53,953, which is the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Avery Pension Plan for an employee at normal retirement (age 65). The benefit is not subject to reductions for Social Security payments.

Eligible participants may earn benefits under the Avery Pension Plan during their career with the Company. The Avery Pension Plan is a floor offset plan that coordinates the amount of retirement benefit payable to an eligible participant with the SHARE Plan. The total benefit payable to an eligible participant equals the greater of the value of the participant’s benefit from the Avery Pension Plan or the value of the participant’s account in the SHARE Plan (“SHARE Account”). The Avery Pension Plan generally pays benefits in the form of a lifetime annuity benefit, while the SHARE Plan generally pays benefits in the form of a lump-sum distribution. The amount paid from each plan depends on the election of each eligible participant. Upon termination of employment, each eligible participant may either elect to take a lump-sum distribution of his SHARE Account and have any remaining benefit paid from the Avery Pension Plan, or to transfer a portion of his SHARE Account into the Avery Pension Plan in order to receive a larger annuity benefit. The present value calculations shown above have been completed based on the assumption that each eligible NEO will elect to transfer his SHARE Account into the Avery Pension Plan upon his retirement in order to receive his total benefit as a lifetime annuity under the Avery Pension Plan.

Eligible participants, who retire after reaching age 55, may elect to commence their benefits before reaching age 65. Benefits are payable without reduction after participants reach age 62. Prior to age 62, the plans require a 15% reduction in participants’ benefits for commencement at age 61, and an additional 5% reduction for each year participants elect to receive their benefit before reaching age 61 (but not earlier than age 55).

Eligible participants may elect to receive their benefits in one of several different payment forms. All forms of payment available under the plan are payable in monthly payments over the lifetime of the participant and/or a designated beneficiary. The amount of monthly benefit each eligible participant will receive from each of the forms of payment is adjusted based on the plans’ definition of actuarial equivalence.

Compensation covered by the Avery Pension Plan includes both salary and bonus amounts.

Amounts payable under the Avery Pension Plan may be limited in accordance with certain Code provisions, as applied to plan years beginning on or after December 1, 1994. The annual amount of compensation used to determine annual benefit accruals under the Avery Pension Plan limited to the first $230,000 of covered compensation as of December 31, 2008, and the annual pension benefit payable in 2008 under qualified retirement plans is limited to $185,000.

Benefit Restoration Plan

The Company established the BRP in December 1994 to provide for the payment of supplemental retirement benefits to eligible participants, including each of the NEOs, whose benefits under the Avery Pension Plans are limited under the Code provisions referenced above. The BRP is an unfunded excess benefit plan, which is administered by the Company. Benefits are payable under the BRP in amounts equal to the amount by which a participant’s benefits otherwise payable under the Avery Pension Plans, with respect to periods from and after December 1, 1994, are reduced under the applicable provisions of the Code.

Because the BRP is designed to mirror the Avery Pension Plan, the information concerning the BRP benefit formula, early retirement provisions, and optional payment forms is similar to that of the Avery Pension Plan above, with the exception that the BRP was amended, effective January 1, 2009, to provide for a lump-sum distribution option. Compensation covered by the BRP also includes both salary and annual bonus amounts (including all deferred amounts) earned in each such year.

Supplemental Executive Retirement Plan

The SERP, adopted in 1983, is designed to provide its participants with additional incentives to further the Company’s growth and development and as an inducement to remain in the Company’s service. Participants designated by the Compensation Committee are offered benefits under this plan to supplement other retirement benefits to which they may be entitled to at the time of their retirement. The Compensation Committee has designated Messrs. Scarborough, van Schoonenberg and O’Bryant as participants in this plan. Benefits will commence upon retirement at a benefit level which, when added to the benefits to which they will be entitled from the Avery Pension Plans, the BRP and the SHARE Plan at the time of retirement, certain Company contributions (plus interest) to the 401(k) Plan, fixed amounts representative of contributions to the deferred compensation plans and estimated Social Security benefits, will equal 62.5% for Mr. Scarborough, 57.5% for Mr. van Schoonenberg and 52.5% for Mr. O’Bryant of their respective final average compensation (average of the highest 36 months of the last 60 months of base salary and annual bonuses paid immediately preceding retirement).

No benefits will be provided under this plan to a participant who voluntarily terminates his employment before reaching his vesting age. The vesting ages for Mr. Scarborough, Mr. van Schoonenberg, and Mr. O’Bryant are 65, 62, and 55, respectively, and were determined based upon the target retention dates for each executive.

If Mr. O’Bryant elects to retire and begin receiving benefits after his respective vesting age, but before reaching age 65, his SERP benefit will be reduced in the same manner as described under the Avery Pension Plan, provided that an additional 10% reduction will apply to any retirement commencing between ages 62 and 65.

Participants may elect to receive their SERP benefits in one of several different payment forms. Forms of payment available under the SERP are (i) lump-sum at retirement or (ii) monthly payments over the lifetime of the participant and/or a designated beneficiary.

NONQUALIFIED DEFERRED COMPENSATION(1) FOR 2008

The table below provides summary information regarding NQDC for the NEOs.

			Aggregate
	Executive	Registrant	Earnings / (Losses)	Aggregate
	Contribution in	Contributions in	in Last	Withdrawals /	Aggregate Balance
Name	Last Fiscal Year	Last Fiscal Year(2)	Fiscal Year(3)	Distributions	at 12/31/08

Dean A. Scarborough	—	$55,325	$(933,647)	—	$2,151,292
Daniel R. O’Bryant	—	$23,200	$(547,592)	—	$1,075,690
Robert G. van Schoonenberg	—	$24,503	$(146,784)	—	$5,627,088
Timothy S. Clyde	—	$17,218	$(119,287)	—	$216,954
Robert M. Malchione	—	$17,153	$(95,850)	—	$180,366

(1)	Participants with balances in variable deferred compensation plans may choose from a group of funds selected by the Company ranging from money market and bond funds to index and other equity/mutual funds. Participants may make fund changes via an online database provided by the plan administrator. The rate of return depends on the funds selected by the participant. Participants with balances in deferred compensation plans that have fixed rates of return selected by the Company may not make any changes.

(2)	Company contributions to the deferred compensation plans were reported in the Summary Compensation Table.

(3)	Of the amounts included in this column, $1,034 and $217,576 are also reported for Mr. Scarborough and Mr. van Schoonenberg, respectively, in the Change in Pension Value and NQDC Earnings column of the Summary Compensation Table. These amounts represent declines in investment accounts.

The Company makes an annual contribution to each NEO’s deferred compensation account equal to 3% of annual cash compensation (salary and annual bonus) in excess of the 401(k) Plan limit (these amounts are included in the Summary Compensation Table under the All Other Compensation column). This contribution is added to each NEO’s deferred compensation account at the beginning of each plan year as long as the NEO has contributed at least the pre-tax limit into the 401(k) Plan during the prior plan year and is employed by the Company at year end. This benefit is designed to supplement pre-tax 401(k) contributions that are limited for certain executives (by the Code). Above-market earnings credited to Mr. Scarborough’s and Mr. van Schoonenberg’s accounts are included in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

The 2005 EVDRP is the Company’s current deferred compensation plan. Under the 2005 EVDRP participants may defer up to 75% of their salary and 100% of their bonus. Account earnings are based on a fixed rate and/or the performance of certain variable funds selected by the participant from bond and equity funds that are managed by an insurance company.

Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential benefits that may be made to the NEOs in the event of termination of employment as a result of the termination scenarios indicated below. The amounts shown in the table are estimates and assume that each NEO was terminated on the last day of the Company’s fiscal year, and include estimated amounts that would be paid to the named executive upon the occurrence of a termination or change of control. The actual amounts that would be paid to the NEOs can only be determined at the time of the termination or change of control. NEOs would also be entitled to receive all amounts accrued and vested under the Company’s pension and savings programs and any deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the applicable plan, and are not included in the table because they are not severance payments.

		Termination Scenario
				Involuntary
				Termination	Involuntary	Termination
			Death or	or Good	Termination	on Change
Name	Benefit	Voluntary	Disability	Reason	for Cause	of Control	Retirement

Dean A. Scarborough	Severance Payment	—	—	$1,971,000	—	$5,913,000	—
	Prorata Bonus Payment	—	—	—	—	—	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	—	$234,065	—	—	$234,065	—
	LTI Plan and Performance Unit Payment	—	$196,380	$589,140	—	$589,140	—
	Incremental Retirement Benefit(1)	—	$3,632,105	$6,236,868	—	$8,242,782	—
	Deferred Comp. Benefit (Acceleration of Vesting)	—	$124,003	$124,003	—	$124,003	—
	Welfare Benefit Values	—	—	$18,676	—	$56,028	—
	Perquisites	—	—	$162,500	—	$487,500	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$7,853,442	—

	Total	—	$4,186,553	$9,152,187	—	$23,549,960	—

Daniel R. O’Bryant	Severance Payment	—	—	$1,037,067	—	$3,111,201	—
	Prorata Bonus Payment	—	—	—	—	—	—
	Unvested Stock Option Value(2)	—	$540,000	$540,000	—	$540,000	—
	Unvested Restricted Stock	—	$1,183,319	$1,101,000	—	$1,183,319	—
	LTI Plan and Performance Unit Payment	—	$88,786	$266,357	—	$266,357	—
	Incremental Retirement Benefit(1)	—	$1,201,213	$1,887,999	—	$2,829,506	—
	Deferred Comp Benefit (Acceleration of Vesting)	—	$864,088	$864,088	—	$864,088	—
	Welfare Benefit Values	—	—	$15,145	—	$45,436	—
	Perquisites	—	—	$147,000	—	$441,000	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$4,424,683	—

	Total	—	$3,877,406	$5,908,656	—	$13,755,590	—

		Termination Scenario
				Involuntary
				Termination	Involuntary	Termination
			Death or	or Good	Termination	on Change
Name	Benefit	Voluntary	Disability	Reason	for Cause	of Control	Retirement

Robert G. van Schoonenberg(3)	Severance Payment	—	—	—	—	—	—
	Prorata Bonus Payment	—	—	—	—	—	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	—	—	—	—	—	$443,782
	LTI Plan and Performance Unit Payment	—	—	—	—	—	$92,288
	Incremental Retirement Benefit(1)	—	—	—	—	—	$747,900
	Deferred Comp Benefit (Acceleration of Vesting)	—	—	—	—	—	—
	Welfare Benefit Values	—	—	—	—	—	—
	Perquisites	—	—	—	—	—	—
	Outplacement	—	—	—	—	—	—
	Excise Tax & Gross-Up	—	—	—	—	—	—

	Total	—	—	—	—	—	$1,283,970

Timothy S. Clyde	Severance Payment	—	—	$742,000	—	$2,226,000	—
	Prorata Bonus Payment	—	—	—	—	—	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	—	$403,333	—	—	$403,333	—
	LTI Plan and Performance Unit Payment	—	$79,294	$237,882	—	$274,342	—
	Incremental Retirement Benefit(1)	—	—	$100,008	—	$347,917	—
	Deferred Comp Benefit (Acceleration of Vesting)	—	—	—	—	—	—
	Welfare Benefit Values	—	—	$13,210	—	$39,630	—
	Perquisites	—	—	$136,400	—	$409,200	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$1,758,101	—

	Total	—	$482,627	$1,279,500	—	$5,508,523	—

Robert M. Malchione	Severance Payment	—	—	$857,992	—	$2,573,976	—
	Prorata Bonus Payment	—	—	—	—	—	—
	Unvested Stock Option Value	—	—	—	—	—	—
	Unvested Restricted Stock	—	$56,788	—	—	$56,788	—
	LTI Plan and Performance Unit Payment	—	$75,988	$227,964	—	$227,964	—
	Incremental Retirement Benefit(1)	—	—	$145,084	—	$519,717	—
	Deferred Comp Benefit (Acceleration of Vesting)	—	—	—	—	—	—
	Welfare Benefit Values	—	—	$14,980	—	$44,941	—
	Perquisites	—	—	$136,400	—	$409,200	—
	Outplacement	—	—	$50,000	—	$50,000	—
	Excise Tax & Gross-Up	—	—	—	—	$1,657,518	—

	Total	—	$132,776	$1,432,420	—	$5,540,104	—

(1)	Actuarial present value of the annuity enhancement, determined using an effective interest rate of 4.83% and the mortality table published in Revenue Ruling 2007-67. For Mr. van Schoonenberg, the amount reflected in the pension benefits table is based on an interest rate of 6.60% and the RP-2000 Combined Healthy mortality tables. The amount reflected above for Mr. van Schoonenberg is based on the current plan lump-sum factors, which will actually apply on account of his retirement on December 31, 2008.

(2)	Per Mr. O’Bryant’s retention agreement, in the event of death or disability, involuntary termination or voluntary termination due to good reason, or a termination upon a change of control, Mr. O’Bryant (or his beneficiary) would receive $180,000 per full year remaining on his retention agreement in lieu of foregone option awards. There are three full years remaining as of December 31, 2008 — resulting in an amount of $540,000.

(3)	Mr. van Schoonenberg retired from the Company at the end of 2008.

The following provides information regarding various termination scenarios other than a change of control:

Severance

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), the NEOs would receive a lump-sum payment equal to one times (i) the executive’s highest combined annual salary and annual bonus during the last three full fiscal years prior to the date of termination.

Stock Options

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. O’Bryant would receive (in accordance with his retention agreement) $180,000 for each full fiscal year remaining on the agreement at the time of termination in lieu of foregone annual stock option awards.

•	In the event of an NEO’s death or disability, stock options would vest. In the event of death or disability, Mr. O’Bryant would also receive (in accordance with his retention agreement) $180,000 for each full fiscal year remaining on the agreement at the time of termination in lieu of foregone annual stock option awards.

Restricted Stock, Restricted Stock Units and Performance Units

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. O’Bryant’s restricted stock would vest in accordance with his retention agreement.

•	In the event of an NEO’s death or disability, restricted stock, RSUs and PUs would vest.

•	In the event of an NEO’s death or disability, PUs would be pro-rated based on the number of months the NEO was employed during the cycle, and would be paid out assuming target performance.

Retirement Benefits

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), the NEOs would receive an additional retirement benefit equal to the difference between:

(a)	the benefit payable to the NEO under the Company’s qualified, excess and supplemental defined benefit retirement plans assuming the NEO remained employed for an additional year, and

(b)	the vested benefit earned by the NEO under the Company’s qualified, excess and supplemental defined benefit retirement plans, if any.

The benefit described would be considered fully vested regardless of the NEO’s actual age and service at such time. The benefit would be paid in a single lump-sum amount based on the applicable interest rate and mortality table used to determine lump-sum payments under the Company’s qualified defined benefit plans.

•	In the event of an NEO’s disability, benefits earned under the SERP would commence at the executive’s age 65, provided he is then living.

Deferred Compensation Plan Benefits

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), Mr. Scarborough would receive immediate vesting in certain currently unvested interest credits to one of his nonqualified deferred compensation accounts, and Mr. O’Bryant would receive immediate vesting in certain currently unvested benefits in his nonqualified deferred compensation accounts.

Health and Welfare Benefits

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), the NEOs would receive continued equivalent health and welfare (medical, dental, life insurance, and disability) benefits for a period of up to 12 months after termination (with the executive bearing any portion of the cost the executive bore prior to a change of control); provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

Perquisites

•	In the event of an involuntary (not for cause) termination, or a termination for good reason (unrelated to a change of control), the NEOs would receive continued perquisite benefits (auto allowance, club dues, office and support staff) for a period of up to 12 months after termination; provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

Retirement

•	Payments at the time of retirement are discussed in the Pension and Nonqualified Deferred Compensation sections above.

The following provides information regarding a change of control scenario:

Based on the employment agreements described in the CD&A, the NEOs would receive change of control severance benefits if (i) there were a change of control, and (ii) within 36 months following a change of control either the executive’s employment is terminated for reasons other than cause or the executive terminates his own employment for good reason (“a qualifying termination”).

Assuming a change of control on December 31, 2008 and a qualifying termination, severance benefits would have been as follows:

•	A lump-sum payment equal to three times (i) the executive’s highest combined annual base salary and annual bonus during the last three full fiscal years (for the purposes of this severance calculation, 2008 is not considered a full fiscal year) prior to the date of termination.

•	All stock options would vest upon a change of control, whether or not there is a qualifying termination. The value of this benefit is based on the excess of the closing price of the Company’s stock at year end over the exercise price of the options, multiplied by the number of options vesting upon a change of control.

•	In the event of a change of control, the benefits under Mr. O’Bryant’s retention agreement would vest. In accordance with Mr. O’Bryant’s retention agreement, he would receive $180,000 for each full fiscal year remaining on the agreement at the time of termination in lieu of foregone annual stock option awards.

•	All restrictions applicable to restricted stock, PUs, RSUs, and associated dividend equivalents lapse following a change of control, whether or not there is a qualifying termination (PUs payout at target). The value of this benefit is the closing price of the Company’s stock multiplied by the number of shares vesting.

•	A lump-sum payment for the 2006-2008 LTIP cycle, assuming payout at target.

•	Continued equivalent health and welfare benefits (medical, dental, life insurance, and disability) for a period of up to 36 months after termination (with the executive bearing any portion of the cost the executive bore prior to a change of control), provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Continued perquisite benefits (auto allowance, club dues, office and support staff) for a period of up to 36 months after termination, provided, however, that such benefits would be discontinued to the extent the executive receives similar benefits from a subsequent employer.

•	Outplacement assistance up to $50,000.

•	An additional retirement benefit equal to the difference between:

(a)	the benefit payable to the NEOs under the Company’s qualified, excess and supplemental defined benefit retirement plans assuming the NEOs remained employed for an additional 3 years, and

(b)	the vested benefit earned by the NEOs under the Company’s qualified, excess and supplemental defined benefit retirement plans, if any.

The benefit described above would be considered fully vested regardless of the NEO’s actual age and service at such time. The benefit would be paid in a single lump-sum amount based on the applicable interest rate and mortality table used to determine lump-sum payments under the Company’s qualified defined benefit plans.

•	Mr. Scarborough would receive immediate vesting in certain currently unvested interest credits to one of his nonqualified deferred compensation accounts, and Mr. O’Bryant would receive immediate vesting in certain currently unvested benefits in his nonqualified deferred compensation accounts.

•	A gross-up payment to hold the NEOs harmless against the impact, if any, of federal excise taxes imposed on the NEOs as a result of the payments contingent on a change of control.

—	A “gross-up” under IRC Section 280G is a contract provision under which the Company will pay the excise tax (and associated taxes) with respect to the payments received by the individual in the event of a change of control, such that the individual is left with the full, normally taxable amount of the benefit to which the individual is entitled. The excise tax amount is based on the Company’s estimate of the individual’s liability under IRC Sections 280G and 4999, assuming that a termination under a change of control occurred on December 31, 2008.

In connection with any termination of employment, the Company will comply with Code Section 409A, which may require, for example, a delay in making certain payments to the NEOs.

EQUITY COMPENSATION PLAN INFORMATION
as of December 31, 2008

	Number of Securities		Number of Securities
	to be Issued Upon		Remaining Available for
	Exercise of	Weighted-Average	Future Issuance under
	Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants	Outstanding Options,	(Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)(4)	(b)(4)	(c)

Equity compensation plans approved by security holders(1)	168,000	$58.82	203,000
	8,462,854	$57.91	5,700,418
Paxar Corporation	623,475 (2)	$30.93	—
Equity compensation plans not approved by security holders(3)	2,187,490	$58.33	—

Total	11,441,819	$53.12	5,903,418

(1)	There are two plans: the Company’s Director Equity Plan and the Stock Plan, respectively. Equity awards have included stock options for directors, and stock options, restricted stock, RSUs, PUs and dividend equivalents for employees.

(2)	The Company acquired Paxar Corporation in June 2007. At that time, Paxar had an equity plan and this number represents the outstanding awards (converted into Company awards) granted to former Paxar employees, who are now Company employees. The Company has not issued (and will not issue) any awards under the Paxar equity plan.

(3)	The 1996 Stock Incentive Plan (“Stock Incentive Plan”) was amended and restated in December 2002, to provide that no future stock options or other awards would be made after December 6, 2002, and options that have been granted may not be repriced (note that no previously granted options have ever been repriced).

(4)	Securities in column (a) include restricted stock units and performance units; the weighted average exercise price in column (b) does not include these awards.

In general, the material features of the Stock Incentive Plan are similar to those in the Stock Plan, which was amended and restated and approved by the stockholders in April 2008. The Stock Incentive Plan was adopted by the Board in December 1996 and provided for grants of stock options, stock payments and other awards; however, only stock options, and stock payments issued in exchange for cash compensation at fair market value, were awarded. Options were granted at 100% of the fair market value on the grant date.

Under the Stock Incentive Plan, 2,187,490 options were outstanding and exercisable as of December 31, 2008. The shares available under this Plan upon exercise of stock options, or issuance of stock payments, may be either previously unissued shares, issued shares that have been repurchased by the Company as treasury shares, or former treasury shares held in a grantor trust. This Plan provides for appropriate adjustments in the number and kind of shares subject to this Plan and to outstanding grants thereunder in the event of a stock split, stock dividend or certain other types of recapitalizations.

Options granted under the Stock Incentive Plan were nonqualified stock options (“NQSOs”) and generally became exercisable in equal installments over four years after the grant date. NQSOs were granted for a term of ten years.

Under the Director Equity Plan, stock payments are authorized in the form of stock units as part of a deferred compensation arrangement as elected by directors instead of receiving fees or retainers that would otherwise be payable to a director in cash. Dividend equivalents are credited in the form of stock units to the accounts of directors who participate in the DDECP, which represent the value of the dividends per share paid by the Company, calculated with reference to the number of stock units held by each director.

Options and other awards granted under the Stock Plan provide that, in the event of a “change of control” (as defined in the Plan or in an award agreement) of the Company, all previously unexercisable options and other equity awards become immediately vested. This Plan provides that the period of exercisability, following retirement, for options is (i) the full term of the option for the chief executive officer; (ii) the lesser of five years or the full term of the option for options granted to participants in an executive annual bonus plan or any successor plan; and (iii) the lesser of three years or the full-term of the option for all other optionees.

RELATED PARTY TRANSACTIONS

Peter W. Mullin is the chairman, chief executive officer and a director of MC Insurance Services, Inc. (“MC”), Mullin Insurance Services, Inc. (“MINC”) and PWM Insurance Services, Inc. (“PWM”), executive compensation and benefit consultants and insurance agents. Mr. Mullin is also the majority stockholder of MC, MINC and PWM (collectively referred to as the “Mullin Companies”). In October 2008, the Mullin Companies’ executive benefit and insurance agency related entities [MC Insurance Agency Services, LLC (“MCIAS”), MullinTBG Insurance Agency Services, LLC (“MullinTBG”), and MullinTBG Advisory Services, LLC (“MullinTBG Advisors”)] were sold to a subsidiary of Prudential Financial, Inc. (“Prudential”). During 2008, the Company paid premiums to insurance carriers for life insurance placed by MC, MINC and PWM in 2008 and in prior years in connection with various Company employee benefit plans. The Mullin Companies and Prudential have advised that in 2008, they earned commissions from such insurance carriers in an aggregate amount of approximately $450,900 for the placement and renewal of this insurance, in which Mr. Mullin had direct and indirect interests of approximately $250,000, approximately 50% of which was allocated to and used by MullinTBG (a previous affiliate of MC and now a wholly-owned affiliate of Prudential) to administer benefit plans and provide benefit statement information to participants under various Company employee benefit plans. During 2008, MullinTBG Advisors provided financial advisory services to participants in certain Company employee benefit plans. MullinTBG Advisors has advised that it earned fees of $154,000 for these services, in which Mr. Mullin had direct and indirect interests of approximately $23,000. The Mullin Companies own a minority interest in M Financial Holdings, Inc. (“MFH”). Substantially all of the life insurance policies, which the Company has placed through the Mullin Companies in 2008 and prior years, are issued by insurance carriers that participate in reinsurance agreements entered into between these insurance carriers and M Life Insurance Company (“M Life”), a wholly-owned subsidiary of MFH. Reinsurance returns earned by M Life are determined annually by the insurance carriers and can be negative or positive, depending upon the results of M Life’s aggregate reinsurance pool, which consists of the insured lives reinsured by M Life. The Mullin Companies have advised that in 2008, they participated in net reinsurance gains (without risk of forfeiture) of M Life, of which approximately $178,800 of such gains were ascribed by M Life to the Company’s life insurance policies referred to above, and in which gains, Mr. Mullin had direct and indirect interests of approximately $118,300. In addition, the Mullin Companies have advised that in 2008, they also participated in net reinsurance gains of M Life that are subject to risk of forfeiture, of which approximately $51,700 of such gains were ascribed by M Life to the Company’s life insurance policies, and in which gains, Mr. Mullin had direct and indirect interests of approximately $40,200.

VOTING SHARES

Stockholders of record, at the close of business on February 23, 2009, are entitled to notice of, and to vote at, the Annual Meeting. There were 106,285,574 shares of common stock of the Company outstanding on February 23, 2009.

Principal Stockholders

Whenever in this proxy statement information is presented as to “beneficial ownership,” please note that such ownership indicates only that the person shown, directly or indirectly, has or shares with others the power to vote (or to direct the voting of) or the power to dispose of (or to direct the disposition of) such shares; such person may or may not have any economic interest in the shares. The reporting of information herein does not constitute an admission that any such person is, for the purpose of Section 13 or 16 of the 1934 Act, the “beneficial owner” of the shares shown herein.

To the knowledge of the Company, the following were the only stockholders that, as of December 31, 2008, owned beneficially 5% or more of the outstanding common stock of the Company.

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class

Avery Dennison Corporation Employee Stock Benefit Trust (“ESBT”)	7,888,953	(1)	7.4%
Wachovia Bank, N.A., Trustee
Executive Benefits Group
One West 4th Street, NC 6251
Winston-Salem, NC 27101
Capital Research Global Investors	8,680,000	(2)	8.2%
333 South Hope Street Los Angeles, CA 90071
Capital World Investors	8,627,480	(3)	8.1%
333 South Hope Street
Los Angeles, CA 90071
T. Rowe Price Associates, Inc.	5,478,546	(4)	5.2%
100 E. Pratt Street Baltimore, MD 21202

(1)	The ESBT and Wachovia Bank, N.A., as Trustee, disclaim beneficial ownership of these shares.

(2)	Based on information contained in the Schedule 13G of Capital Research Global Investors for the period ending December 31, 2008. Capital Research Global Investors is an advisor, in accordance with Section 240.13d-1(b)(1)(ii)(E) of the 1934 Act.

(3)	Based on information contained in the Schedule 13G of Capital World Investors for the period ending December 31, 2008. Capital World Investors is an advisor, in accordance with Section 240.13d-1(b)(1)(ii)(E) of the 1934 Act.

(4)	Based on information contained in the Schedule 13G of T. Rowe Price Associates, Inc. for the period ending December 31, 2008. T. Rowe Price Associates, Inc. is an advisor, in accordance with Section 240.13d-1(b)(1)(ii)(E) of the 1934 Act.

The 401(k) Plan, SHARE Plan and qualified retirement plans (“Plans”) together owned a total of 4,312,042 shares of Company common stock on December 31, 2008, or 4.1% of the common stock then outstanding. Although the Company is the Administrator of the Plans, each plan was established and is administered to achieve the different purposes for which it was created for the exclusive benefit of its participants, and employees participating in the Plans are entitled to vote all shares allocated to their accounts. Accordingly, such plans do not constitute a “group” within the meaning of Section 13(d) of the 1934 Act.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proxy Item 2)

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PwC”) as Avery Dennison’s independent auditors for fiscal year 2009, and the Board urges stockholders to vote to ratify PwC’s appointment. Ratification of the selection of PwC by stockholders is not required by the Company’s Bylaws. However, as a matter of good corporate practice, the Board is submitting the selection of PwC for stockholder ratification. PwC has audited the Company’s financial statements since 1998. PwC has confirmed to Avery Dennison that PwC is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the Securities and Exchange Commission governing auditor independence. See “Audit Committee Report” on page 42.

Representatives of PwC will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Relationship with Independent Auditors

PwC has served as Avery Dennison’s independent auditors since 1998, and was the Company’s independent auditor for the fiscal year ended December 27, 2008. Prior to 1998, Coopers & Lybrand, LLP, a predecessor firm of

PwC, served as the Company’s independent auditor. As stated in Proxy Item 2, the Audit Committee of the Board has selected PwC to serve as the Company’s independent auditors for the fiscal year ending January 2, 2010.

Audit services performed by PwC for fiscal 2008 consisted of the examination of the Company’s financial statements and services related to filings with the SEC and certain other non-audit services.

Fiscal 2008 Audit Firm Fee Summary

During fiscal year 2008, the Company retained PwC to provide services in the following categories and amounts, all of which were approved by the Audit Committee.

Under the SEC’s final rule issued on January 28, 2003, “Strengthening the Commission’s Requirements Regarding Auditor Independence,” in accordance with Section 208(a) of the Sarbanes-Oxley Act of 2002, the categorization of PwC services for fiscal years 2007 and 2008 is as follows:

(In millions)	2008	2007

Audit Fees	$8.8	$9.1
Audit Related Fees	.3	.9
Tax Fees:
Compliance	3.2	2.5
Planning	2.8	2.6
Other Fees	—	—

Total Fees	$15.1	$15.1

Audit services fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the recurring audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services traditionally performed by the independent auditors and are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, accounting consultations, consultations concerning financial accounting and reporting standards, general advice with implementation of SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.

Tax fees relate to fees associated with tax compliance (preparation of original/amended tax returns, tax audits and transfer pricing) and tax planning (domestic and international tax planning, tax planning on restructurings, mergers and acquisitions).

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors, and the fees paid to PwC in 2008 were pre-approved. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and an estimated amount for, audit services and for particular categories of non-audit services that are recurring in nature and therefore are anticipated at the time the budget is reviewed. Audit Committee pre-approval is required (i) if the estimated amount for a particular category of non-audit services will be substantially exceeded, and (ii) to engage the independent auditors for any non-audit services not included in the budget. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee for services that were not included in the budget; these services are then reviewed at the next Audit Committee meeting. The Audit Committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee periodically monitors the services rendered and fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee considers at least annually whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of PwC as the Company’s independent auditors for the current fiscal year, which ends on January 2, 2010.

Your Board of Directors recommends that you vote FOR approval of this proposal.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company’s Board of Directors (“Audit Committee”) is composed of independent directors set forth below, each of whom meets the independence standards of the New York Stock Exchange. The Audit Committee has a written charter adopted by the Board of Directors, which is available at the Company’s Web site.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and the representations made by management and the independent auditors.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 27, 2008, with management and the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and Rule 2-07 of Regulation S-X, “Communication with Audit Committees.” The Company’s independent auditors have also provided to the Audit Committee the written disclosures and the letter from the independent auditors pursuant to Rule 3526, “Communications with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board. The Audit Committee has discussed independence matters with the independent auditors and management, and, based on its discussion and review, the Audit Committee is satisfied that the provision of non-audit services, described above, is compatible with maintaining PwC’s independence.

Based on the Audit Committee’s discussions with management and the independent auditors and on the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008, filed with the Securities and Exchange Commission.

John T. Cardis, Chairman
Peter K. Barker
Richard M. Ferry
Ken C. Hicks
Kent Kresa

PROPOSAL TO APPROVE THE ADOPTION OF
THE AVERY DENNISON CORPORATION
SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN
(Proxy Item 3)

General

The purpose of the Avery Dennison Senior Executive Annual Incentive Plan (the “Plan”) is to attract and retain highly qualified individuals as senior executives of Avery Dennison Corporation (“Avery Dennison” or “Company”); to focus their attention on achieving certain business objectives established for Avery Dennison and its business units; and to provide these individuals with incentive compensation that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its CEO or any of the next four highest paid executive officers as listed in the proxy statement, other than the principal financial officer. An exception to this limitation is provided for performance-based compensation.

The Section 162(m) provisions generally require that affected executives’ compensation satisfy certain conditions in order to qualify for the performance-based exclusion from the $1 million deduction cap. Those members of the Compensation and Executive Personnel Committee of Avery Dennison’s Board of Directors who qualify as outside directors for purposes of Section 162(m) of the Code (the “Committee”) have approved, subject to stockholder approval, the Plan which is intended to meet these conditions and therefore qualify compensation paid under the Plan as performance-based compensation under Section 162(m) of the Code.

Administration

This Plan will be administered by the Committee, which may delegate any of its administrative responsibilities in connection with the Plan to the appropriate employees of Avery Dennison. The Committee will have full power and authority to interpret the Plan, to establish, amend and rescind any rules, forms or procedures as it deems necessary for the proper administration of the Plan, to determine the manner and time of payment of the annual incentive compensation payable thereunder, and to take any other action as it deems necessary or advisable in connection with the Plan. Any decision made, action taken or interpretation made by the Committee or its delegate that is not inconsistent with the provisions of this Plan will be final, conclusive, and binding on all persons interested in the Plan.

Eligibility and Participation

The individuals eligible to participate in this Plan shall be the named executive officers of Avery Dennison, as well as other senior executives of Avery Dennison who are approved by the Committee. Named executive officers (“NEOs”) means those executive officers of the Company covered by the Securities and Exchange Commission’s disclosure requirements for executive compensation as set forth in Item 402 of Regulation S-K. A “Participant” is an employee of the Company who is eligible to participate in this Plan as described above and whose participation in the Plan has been approved by the Committee.

Business Criteria

The Committee shall establish the Plan’s performance goal (the “Performance Goal”) for such performance period based upon the Performance Measure for such performance period. “Performance Measure” means Gross Profit, less Marketing, General and Administrative expense, and “Gross Profit, less Marketing, General and Administrative expense” means the Gross Profit, less Marketing, General and Administrative expense of Avery

Dennison as reported in the Consolidated Statement of Income as reported or referenced in the Company’s Annual Report on Form 10-K.

Award Determinations

By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code, the Committee shall establish the Plan’s Performance Goal for such performance period based upon the Company’s Gross Profit, less Marketing, General and Administrative expense for such performance period.

There are currently seven employees who would be eligible to receive awards under the Plan for 2009, subject to approval of the Plan by the Company’s stockholders. The actual amount of future award payments under the Plan is not presently determinable because such amounts are dependent on the future attainment of the performance goal with respect to such payments. The maximum annual incentive payable to the Chief Executive Officer for any Plan Year, where “Plan Year” is defined as the fiscal year for Avery Dennison, shall be one and a half percent (1.5%) of the Gross Profit, less Marketing, General and Administrative expense for such Plan Year, while the maximum annual incentive payable for any Plan Year to any other Participant who is not the Chief Executive Officer shall be seventy-five hundredths of one percent (0.75%) of the Gross Profit, less Marketing, General and Administrative expense for such Plan Year.

The Committee shall have authority to exercise discretion in determining the amount of the targeted award granted to each Participant at the beginning of a performance period, provided that no such targeted award shall exceed the foregoing maximum award limits, and to exercise discretion to reduce the amount of a targeted award which shall be payable to each Participant at the end of each performance period, subject to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of a targeted award granted to any Participant or to pay an award under the Plan if the Performance Goal has not been satisfied.

The payment of an award to a Participant with respect to a performance period shall be conditioned upon the Participant’s employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, awards may be paid to Participants who have died or have become disabled or whose employment with the Company has been terminated without cause prior to the last day of the performance period, subject to all other terms and conditions of the Plan.

All annual incentive payments under this Plan shall be made in the form of cash or in the form of restricted shares of Avery Dennison common stock, par value $1.00 stock (“Stock”) or restricted stock units with respect to such Stock awarded, in either case, pursuant to the Avery Dennison Employee Stock Option and Incentive Plan. The form of any such payment shall be as determined by the Committee in its sole discretion. Such restricted stock or restricted stock units shall vest based on the passage of time or other conditions all as determined by the Committee.

Restricted stock and restricted stock units are to be valued at the fair market value of a share of Stock at the date the annual incentive payment is made. (Fair market value is defined as the average of the high and the low prices of a share of Stock on the New York Stock Exchange on the date in question.) All annual incentive payments for a Plan Year shall be completed no later than March 15 of the year following the end of such Plan Year; provided, however, that no payment shall be made under this Plan until and unless the Committee has certified in writing that: (a) the Performance Goal for such Plan Year has been satisfied and the amount has been determined, and (b) the maximum annual incentive limitations described above have not been exceeded.

If the Plan were in effect for the period that began on December 30, 2007 and ended on December 27, 2008, based on the Performance Measure, the maximum award the Participants in the Plan could have received is as follows:

Name and Position	Dollar Value	Number of Units(1)

Dean A. Scarborough, President and CEO	$6,340,000	N/A
Daniel R. O’Bryant, EVP(2), Finance and CFO	$3,170,000	N/A
Robert G. van Schoonenberg, EVP and Chief Legal Officer(3)	$3,170,000	N/A
Timothy S. Clyde, GVP(2), Specialty Materials and Converting	$3,170,000	N/A
Robert M. Malchione, SVP(2), Corporate Strategy and Technology	$3,170,000	N/A

Executive Group	$19,020,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group(4)	$9,510,000

(1)	Maximum award is stated in dollar terms. Awards may be made, in whole or part, in the form of restricted stock or restricted stock units at the discretion of the Committee.

(2)	“EVP,” “GVP” and “SVP” mean Executive Vice President, Group Vice President and Senior Vice President, respectively.

(3)	Mr. van Schoonenberg retired at the end of 2008; he will not be eligible to receive an award under the Plan for 2009.

(4)	Represents the total of the maximum awards for 3 non-NEO participants.

Amendment of Plan

The Committee may at any time amend this Plan, in whole or in part, provided that no amendment, which would (a) increase the maximum annual incentive payable to any Participant, or (b) revise the Performance Goal for determining the amount of the annual incentive compensation payable hereunder, shall become effective until approval by the affirmative vote of the shares present or represented and entitled to vote at an Annual Meeting of Stockholders.

Compensation Recovery Policy

In the case of fraud or other intentional misconduct on the part of a Participant that necessitates a restatement of the Company’s financial results, such Participant will be required to reimburse the Company for any bonus awards or other incentive compensation paid or issued to such Participant in excess of the amount that would have been paid or issued based on the restated financial results.

Other Compensation

The Plan is not exclusive. The Company may and does pay cash, other awards and other compensation to the Participants and to other employees under other authority of the Company’s Board of Directors or applicable law.

In the event that the Company’s stockholders do not approve the Plan, the Participants will not be paid any awards under the Plan. In such event, the Company will consider what other avenues are available to pay compensation to employees who would have participated in the Plan which compensation will be sufficient to properly motivate and retain such employees and which compensation might not be fully tax deductible to the Company.

Required Vote for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the Plan. A vote in favor of the Plan will also constitute approval of the material terms, including the Performance Goal thereunder, for purposes of Section 162(m) of the Code.

Your Board of Directors recommends that you vote FOR approval of the Plan and the Performance Goal.

THE FOREGOING SUMMARY DESCRIPTION OF THE PROPOSED PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TERMS OF THE PLAN, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT D.

GENERAL

Stockholder Proposals

Stockholder proposals for presentation at the annual meeting scheduled to be held on April 22, 2010, must be received at the Company’s principal executive offices on or before November 12, 2009. The Company’s Bylaws provide that stockholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing 90 to 120 days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, 90 to 120 days prior to such annual meeting or within 10 days after the public announcement of the date of such meeting is first made by the Company; or, if the number of directors to be elected to the Board of Directors is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, within 10 days after such public announcement is first made by the Company (with respect to nominees for any newly created positions only)). Such notice must include, among other things, (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14 under the 1934 Act, (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) the name and record address, and class and number of shares owned beneficially and of record, of such stockholder and any such beneficial owner.

Annual Report

The Company’s 2008 Annual Report to Stockholders is being mailed to all stockholders of record.

ALL STOCKHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY SOLICITATION/VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Susan C. Miller
Secretary

Dated: March 12, 2009

EXHIBIT A

AVERY DENNISON CORPORATION

BOARD OF DIRECTORS
INDEPENDENCE STANDARDS

An independent Director is one who the Board of Directors affirmatively determines has no material relationship with Avery Dennison (directly or as a partner, shareholder or officer of an organization that has a relationship with Avery Dennison). The Board has adopted the following categorical standards to assist it in determining each Director’s independence. In the event that a Director has a business or other relationship that does not fit within the described standards and the Director is determined to be independent, the Board will disclose the basis for its determination in the Company’s annual proxy statements or otherwise at least annually.

A Director will be presumed to be independent if the Director:

1) has not been an employee of Avery Dennison for at least five years, other than in the capacity as a former interim Chairman or interim Chief Executive Officer;

2) has not, during the last three years, been affiliated with or employed by a present or former independent auditor of Avery Dennison or of any affiliate of Avery Dennison;

3) has not, during the last three years, been employed as an executive officer by a company for which an executive officer of Avery Dennison concurrently served as a member of such company’s compensation committee;

4) has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the Director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that with respect to the employment criteria, such Director’s immediate family member may have (i) been affiliated with or employed by a present or former auditor of Avery Dennison or of any affiliate of Avery Dennison other than, in a professional capacity and (ii) served as an employee but not as an executive officer of Avery Dennison during such period;

5) has not received, and has no immediate family member who has received, during the last three years, more than $100,000 in any year in direct compensation from Avery Dennison (other than in his or her capacity as a member of the Board of Directors, or any committee of the Board or pension or other deferred compensation for prior services, provided that such compensation is not contingent in any way on continued service); provided, however, that compensation to such Director’s immediate family member as a non-executive employee shall not be considered in determining independence;

6) has not been during the last three years an executive officer or an employee, and has no immediate family member who, during the last three years, has been an executive officer of a company that made payments to, or received payments from, Avery Dennison for property or services in any of the last three years in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

7) has not been, and has no immediate family member who has been, an executive officer of a foundation, university, non-profit trust or other charitable organization, for which Avery Dennison and its respective trusts or foundations, account or accounted for more than 2% or $1 million, whichever is greater, of such charitable organizations’ consolidated gross revenues, in any of the last three years;

8) does not serve, and has no immediate family member who has served, as an executive officer or general partner of an entity that has received an investment from Avery Dennison or any of its subsidiaries, unless such investment is less than $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years; and

9) is not otherwise disqualified by applicable Securities and Exchange Commission or New York Stock Exchange rules, regulations or listing standards.

In addition to the foregoing, a Director will be considered independent for purposes of serving on Avery Dennison’s Audit and Finance Committee only if the Director:

A) has not accepted, directly or indirectly, any consulting, advisory or other compensatory fee from Avery Dennison or any subsidiary of Avery Dennison, other than in the Director’s capacity as a director or committee member or any pension or other deferred compensation for prior service, provided that such compensation is not contingent in any way on continued service; and

B) is not an “affiliated person” of Avery Dennison or any subsidiary of Avery Dennison as defined in Rule 10A-3 of the Securities Exchange Act of 1934.

EXHIBIT B

AVERY DENNISON CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION SUMMARY(1)

Board members
Annual retainer for non-executive Chairman	$220,000
Annual retainer for other directors	$55,000
Meeting fees (per meeting)	$1,500
Annual stock payment (shares of Company stock)	750
Annual stock option grant (stock options)	2,000
(new directors are granted 5,000 options when they join the Board)
Committee Chairman retainer
Audit Committee	$10,000
Compensation and Executive Personnel Committee	$10,000
Other Committees	$5,000
Committee meeting fees (per meeting)
Chairman	$2,000
Members	$1,500

(1)	Effective July 27, 2006

EXHIBIT C

AVERY DENNISON CORPORATION

STATEMENT OF STOCK OWNERSHIP POLICY
FOR OFFICERS AND DIRECTORS

Avery Dennison believes that the ownership of Company stock is both a privilege and a responsibility that executive management should be encouraged to exercise. By holding a significant stake in the future of the Company, management demonstrates its commitment to the long-term profitability of the Corporation and better serves the interests of the Company and all of its shareholders.

It is the policy of the Company that each officer and director should commit to achieving and maintaining a certain level of stock ownership, including stock purchased with employee contributions in the Employee Savings Plan, during tenure with the Company:

Officers / Directors	Target

Chief Executive Officer	400%(1)
Executive / Senior Corporate Officers	200%(1)
Certain Division Officers (VPs and Division Officers for the two largest economic value divisions)	2,000 shares
Other Officers	1,000 shares
Non-Employee Directors	Number of shares equal to 5 times annual Board retainer fee(2)

Officers and directors should achieve and maintain these levels of ownership. Newly elected or appointed officers and directors should work toward achieving these levels of ownership over a three- to five-year period.

The Company is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Officers who are unable to achieve or maintain the targeted level of ownership within the prescribed time period should consult with the Senior Vice President, General Counsel and Secretary, who will review the situation with the Senior Vice President and Chief Human Resources Officer, and, in appropriate circumstances, with the President and Chief Executive Officer.

(1)	Base salary multiplied by ownership target (percentage), divided by market value of stock equals number of target shares.

(2)	5 times $55,000 divided by market value of stock at year end equals number of target shares.

Revised June 1, 2007

EXHIBIT D

AVERY DENNISON CORPORATION

SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN (SEAIP)

1.	Purposes

The purpose of the Avery Dennison Senior Executive Annual Incentive Plan (the “Plan”) is to attract and retain highly qualified individuals as senior executives of Avery Dennison Corporation (“Avery Dennison” or “Company”); to focus their attention on achieving certain business objectives established for Avery Dennison and its business units; and to provide these individuals with incentive compensation that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”).

2.	Definitions

(a) “Committee” means those members of the Compensation and Executive Personnel Committee of Avery Dennison’s Board of Directors who qualify as outside directors for purposes of Section 162(m) of the Code.

(b) “Gross Profit, less Marketing, General and Administrative expense” means the Gross Profit, less Marketing, General and Administrative expense of Avery Dennison as reported in the Consolidated Statement of Income as reported or referenced in the Company’s Annual Report on Form 10-K.

(c) “Named Executive Officers” means those executive officers of the Company covered by the Securities and Exchange Commission’s disclosure requirements for executive compensation as set forth in Item 402 of Regulation S-K.

(d) “Participant” means an employee of the Company who is eligible to participate in this Plan pursuant to Section 4 and whose participation in the Plan has been approved by the Committee.

(e) “Plan” means this Senior Executive Annual Incentive Plan.

(f) “Plan Year” means the fiscal year for Avery Dennison.

(g) “Performance Goal” has the meaning set forth in Section 5.

(h) “Performance Measure” means Gross Profit, less Marketing, General and Administrative expense.

(i) “Stock” means the common stock of Avery Dennison, par value $1.00 per share.

3.  Term and Termination of the Plan

This Plan shall be effective as of December 28, 2008, subject to approval by the affirmative vote of the shares present or represented and entitled to vote at the Company’s April 23, 2009 Annual Meeting of Stockholders. The Plan shall remain in effect until it is terminated by the Committee.

4.	Participation

The individuals eligible to participate in this Plan shall be the Named Executive Officers of Avery Dennison, as well as other senior executives of Avery Dennison approved by the Committee.

5.	Performance Goal

By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m)

of the Code, the Committee shall establish the Plan’s performance goal (the “Performance Goal”) for such performance period based upon the Performance Measure for such performance period.

6.	Amounts of Annual Incentive

The maximum annual incentive payable to the Chief Executive Officer for any Plan Year shall be one and a half percent (1.5%) of the Gross Profit, less Marketing, General and Administrative expense for such Plan Year, while the maximum annual incentive payable for any Plan Year to any other Participant who is not the Chief Executive Officer shall be seventy-five hundredths of one percent (0.75%) of the Gross Profit, less Marketing, General and Administrative expense for such Plan Year. The Committee shall have authority to exercise discretion in determining the amount of the targeted award granted to each Participant at the beginning of a performance period, provided that no such targeted award shall exceed the foregoing maximum award limits, and to exercise discretion to reduce the amount of a targeted award which shall be payable to each Participant at the end of each performance period, subject to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of a targeted award granted to any Participant or to pay an award under the Plan if the performance goal has not been satisfied.

7.	Payments of Annual Incentive

The payment of an award to a Participant with respect to a performance period shall be conditioned upon the Participant’s employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, awards may be paid to Participants who have died or have become disabled or whose employment with the Company has been terminated without cause prior to the last day of the performance period, subject to all other terms and conditions of the Plan. All annual incentive payments under this Plan shall be made in the form of cash or in the form of restricted shares of Stock or restricted stock units with respect to Stock awarded, in either case, pursuant to the Avery Dennison Employee Stock Option and Incentive Plan, as amended and restated. The form of any such payment shall be as determined by the Committee in its sole discretion. Such restricted stock or restricted stock units shall vest based on the passage of time or other conditions all as determined by the Committee. Restricted stock and restricted stock units are to be valued at the fair market value of a share of Stock at the date the annual incentive payment is made. (Fair market value is defined as the average of the high and the low prices of a share of Stock on the New York Stock Exchange on the date in question.) All annual incentive payments for a Plan Year shall be completed no later than March 15 of the year following the end of such Plan Year; provided, however, that no payment shall be made under this Plan until and unless the Committee has certified in writing that: (a) the Performance Goal for such Plan Year has been satisfied and the amount has been determined, and (b) the limitations described in Section 6 have not been exceeded.

8.	Plan Administration

This Plan will be administered by the Committee, which may delegate any of its administrative responsibilities in connection with the Plan to the appropriate employees of Avery Dennison. The Committee will have full power and authority to interpret the Plan, to establish, amend and rescind any rules, forms or procedures as it deems necessary for the proper administration of the Plan, to determine the manner and time of payment of the annual incentive compensation payable hereunder, and to take any other action as it deems necessary or advisable in connection with the Plan. Any decision made, action taken or interpretation made by the Committee or its delegate that is not inconsistent with the provisions of this Plan will be final, conclusive, and binding on all persons interested in the Plan.

9.	Amendments

The Committee may at any time amend this Plan, in whole or in part; provided no amendment, which would (a) increase the maximum annual incentive payable to any Participant, or (b) revise the Performance Goal for determining the amount of the annual incentive compensation payable hereunder, shall become effective until approval by the affirmative vote of the shares present or represented and entitled to vote at an Annual Meeting of Stockholders.

10.	Rights of Participants

Nothing in this Plan or the fact that a person has received or become eligible to receive annual incentive compensation hereunder shall be deemed to give such person any right to be retained in the employ of Avery Dennison or to interfere with the right of Avery Dennison to discipline or terminate the employment of such person at any time for any reason whatsoever. No person shall have any claim or right to receive annual incentive compensation under this Plan, except as provided in accordance with the provisions of this Plan and as approved by the Committee

11.	Withholding / Compensation Recovery

All payments of annual incentive compensation made pursuant to this Plan will be subject to withholding for all applicable taxes and contributions required by law to be withheld therefrom.

In the case of fraud or other intentional misconduct on the part of a Participant that necessitates a restatement of the Company’s financial results, such Participant will be required to reimburse the Company for any bonus awards or other incentive compensation paid or issued to such Participant in excess of the amount that would have been paid or issued based on the restated financial results.

12.	No Assignment

No right or interest of a Participant under this Plan shall be assignable or transferable, or subject to the claims of any creditor or to any liens.

13.	Successors

All obligations of Avery Dennison under this Plan with respect to the payment of annual incentive compensation will be binding upon any successor to Avery Dennison, regardless of the reason or circumstances for such succession (whether by reason of merger, consolidation, or the purchase of substantially all of the business and assets of Avery Dennison).

14.	Validity

In the event any provision of this Plan should be determined to be unlawful or invalid for any reason, it shall not affect the remaining provisions of the Plan, which shall remain in effect as if the unlawful or invalid provision had never been included herein. It is the intent of the Company that the Plan and awards made hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

15.	Governing Law

The provisions of this Plan shall be governed by, and interpreted and construed in accordance with, the laws of the State of California.

PROXY
SOLICITED BY BOARD OF DIRECTORS
ANNUAL MEETING — APRIL 23, 2009
PASADENA, CALIFORNIA
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103

      The undersigned hereby appoints Peter K. Barker, Richard M. Ferry or Ken C. Hicks, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 2009 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournments or postponements thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.
1.	Election of Directors
Nominees: (01)  John T. Cardis, (02)  David E.I. Pyott, (03) Dean A. Scarborough and (04)  Julia A. Stewart
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on January 2, 2010.

3.	Approval of the Senior Executive Annual Incentive Plan.
IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION
OF THE DIRECTOR NOMINEES, AND FOR PROPOSALS NO. 2 AND NO. 3.
(OVER)
(continued and to be signed on other side)

☒	Please mark your votes as indicated in this example

A vote FOR ALL nominees is recommended by the Board of Directors.
1.	Election of Directors

01. John T. Cardis	☐	FOR	☐	AGAINST	☐	ABSTAIN

02. David E.I. Pyott	☐	FOR	☐	AGAINST	☐	ABSTAIN

03. Dean A. Scarborough	☐	FOR	☐	AGAINST	☐	ABSTAIN

04. Julia A. Stewart	☐	FOR	☐	AGAINST	☐	ABSTAIN
A vote FOR the proposals below is recommended by the Board of Directors
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on January 2, 2010

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Approval of the Senior Executive Annual Incentive Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

Space limitations for the Annual Meeting make it necessary to limit attendance to stockholders. “Street name” holders wishing to attend need to bring to the Annual Meeting a copy of a brokerage statement reflecting stock ownership as of February 23, 2009.

NOTE: Please sign exactly as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	, 2009

Signature of Stockholder

Electronic Voting Instructions
You can vote by Internet or telephone

Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
12:00 a.m., Eastern Time, on April 23, 2009.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/AVY

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card                                                   C0123456789                       12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - John T. Cardis	☐	☐	☐	02 - David E.I. Pyott	☐	☐	☐	03 - Dean A. Scarborough	☐	☐	☐
04 - Julia A. Stewart	☐	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on January 2, 2010.	For ☐	Against ☐	Abstain ☐	3.	Approval of the Senior Executive Annual Incentive Plan.	For ☐	Against ☐	Abstain ☐
B  Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Admission Ticket
2009 Annual Meeting of Shareholders
April 23, 2009, 1:30pm
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
It is important that all shares be represented at this meeting, whether or not you attend the meeting in person.
To make sure all shares are represented, we urge you to complete and mail the proxy card below.
If planning to attend the Annual Meeting, please mark the appropriate box on the reverse side.
Present this Admission Ticket to the representative at the entrance to the Annual Meeting.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Avery Dennison Corporation

PROXY SOLICITATION / VOTING INSTRUCTION CARD
ANNUAL MEETING - APRIL 23, 2009
PASADENA, CALIFORNIA
The undersigned hereby appoints Peter K. Barker, Richard M. Ferry and Ken C. Hicks, or each or any of them with power of substitution, proxies for the undersigned to act and vote at the 2009 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournments or postponements thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company’s DirectSERVICE™ Investment Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company’s Savings Plan and SHARE Plan.
IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES, AND FOR PROPOSALS NO. 2 AND NO. 3.
Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Bank of America, N.A., as Trustee of the Avery Dennison Corporation Savings Plan and SHARE Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 17, 2009, and telephone and Internet votes must be completed by 12:00 a.m. midnight on the same date.
Your voting instructions are confidential and will not be revealed to anyone, except as required by law. If you have any questions regarding your voting instructions to Bank of America, please call 1-800-535-3093 between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Electronic Voting Instructions
You can vote by Internet or telephone
Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on April 23, 2009.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/AVY

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card                                                   C0123456789                       12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - John T. Cardis	☐	☐	☐	02 - David E.I. Pyott	☐	☐	☐	03 - Dean A. Scarborough	☐	☐	☐
04 - Julia A. Stewart	☐	☐	☐

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year, which ends on January 2, 2010.	For ☐	Against ☐	Abstain ☐	3.	Approval of the Senior Executive Annual Incentive Plan.	For ☐	Against ☐	Abstain ☐
B  Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐
C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Avery Dennison Corporation

PROXY SOLICITATION / VOTING INSTRUCTION CARD
ANNUAL MEETING - APRIL 23, 2009
PASADENA, CALIFORNIA
CONFIDENTIAL VOTING INSTRUCTIONS

TO:	COMPUTERSHARE TRUST COMPANY, N.A., AS TABULATING AGENT FOR THE TRUSTEE OF THE AVERY DENNISON CORPORATION EMPLOYEE STOCK BENEFIT TRUST

VOTING INSTRUCTIONS SOLICITED BY THE TRUSTEE ON BEHALF OF THE BOARD OF DIRECTORS OF AVERY DENNISON CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 2009.

The undersigned hereby instructs Wachovia Bank, N.A., as Trustee, to act and vote at the 2009 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournments or postponements thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in its discretion, upon any other matters that may properly come before the

Under the terms of the Avery Dennison Corporation Employee Stock Benefit Trust, you are entitled, as an employee and a holder of vested stock options from Avery Dennison, to instruct the Trustee how to vote shares held by the Trust.